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                                                                     EXHIBIT 4.6


                           SIXTH AMENDED AND RESTATED

                           LOAN AND SECURITY AGREEMENT

       THIS SIXTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of the 1st day of September, 1999 (the Agreement), is made by and between CRESTAR BANK, a Virginia banking corporation (the Lender), and HALIFAX CORPORATION, a Virginia corporation (the Company), HALIFAX ENGINEERING, INC., a Virginia corporation (Engineering), HALIFAX TECHNICAL SERVICES, INC., a Virginia corporation (Technical), and HALIFAX REALTY, INC., a Virginia corporation (Realty), and each other Subsidiary (as defined below) that becomes a party to this Agreement with the Lender's approval, in accordance with the provisions set forth below (together with the Company and Engineering, Technical and Realty, collectively, the Borrowers, and individually, a Borrower).

                                    RECITALS

       The Lender has agreed to provide financing to the Borrowers, subject to the terms and conditions of this Agreement. Each Borrower will derive substantial direct and indirect benefits by the credit extended by the Lender to the other Borrowers. Accordingly, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Lender and the Borrowers agree as follows:

       SECTION 1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings assigned to them below, which meanings shall be equally applicable to the singular and plural forms of the terms defined.

       "Accounts Receivable" means, collectively, and includes all of the following, whether now owned or hereafter acquired by a Borrower: all property included within the definitions of "accounts," "chattel paper," "documents" and "instruments" set forth in the UCC; all present and future rights to payments for goods sold or leased or for services rendered, whether or not represented by instruments or chattel paper, and whether or not earned by performance; contract rights; all present and future rights to payments for computer software, computer hardware or computer systems sold, leased or licensed; proceeds of any letter of credit of which a Borrower is a beneficiary; all forms of obligations whatsoever owed to a Borrower, together with all instruments and documents of title representing any of the foregoing; all rights in any goods that any of the foregoing may represent; any and all rights in any returned or repossessed goods; and all rights, security and guaranties with respect to any of the foregoing, including, without limitation, any right of stoppage in transit.

       "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, direct or indirect,


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of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of common stock, by contract or otherwise.

       "Aging" means a schedule of all outstanding Receivables of the Borrowers showing the age of such Receivables in intervals of 30 days.

       "Agreement" means this Loan and Security Agreement, as the same may be amended, modified or supplemented from time to time.

       "Assignment of Claims Act" means, collectively, the Assignment of Claims Act of 1940, as amended, 31 U.S.C. Section 3727, 41 U.S.C. Section 15, any applicable rules, regulations and interpretations issued pursuant thereto, and any amendments to any of the foregoing.

       "Assumption Agreement" means each Assumption Agreement, substantially in the form of Exhibit A attached to this Agreement, executed by a Subsidiary that becomes a party to this Agreement in accordance with the provisions of Section
Section 7.3 below.

       "Borrowing Base" means, at any time, without duplication, the sum of (a) 90% of Eligible Billed Government Receivables, plus (b) 85% of Eligible Billed Commercial Receivables, plus (c) until such time as the HTSI Sale occurs, the Tier Two Contribution, provided that at no time shall the Borrowing Base attributable to the Tier Two Contribution exceed $2,000,000, and upon the closing of the HTSI Sale, the Tier Two Contribution shall not be included as part of the Borrowing Base. The Lender agrees that Eligible Billed Commercial Receivables due from Siemens may be included in the Borrowing Base, provided that the Borrowing Base attributable thereto shall not exceed $1,000,000 at any time.

       "Borrowing Base Certificate" means a certificate of the Company containing a computation of the Borrowing Base and certifying that no Default or Event of Default has occurred and is continuing, in substantially the form of Exhibit B attached to this Agreement.

       "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the State, and, with respect to the determination of LIBOR, on which banks in the London interbank market are open for business.

        "Capital Expenditures" means, for any period, expenditures made by the Company or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period, computed in accordance with GAAP.

        "Capital Lease" means any lease that has been or should be capitalized on the books of the lessee in accordance with GAAP.



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       "Cash Management Agreement" means any applicable agreement between the
Company and the Lender pursuant to which funds are transferred automatically to and from the Company's operating account or controlled disbursement account with the Lender, as any such agreement may be amended, modified or supplemented from time to time.

       "Closing" means the satisfaction of all conditions precedent set forth in Section Section 7 of this Agreement.

       "Closing Date" means the date of the Closing.

       "Code" means the Internal Revenue Code of 1986, as amended from time to time, and all regulations issued pursuant thereto.

       "Collateral" means, collectively, and includes all Accounts Receivable, Deposit Accounts, Equipment, General Intangibles, Intellectual Property, Inventory, Investment Property and all other property of a Borrower in which a Lien is granted to the Lender pursuant to this Agreement or any other Loan Document.

       "Commercial Receivable" means any Account Receivable that does not arise out of a Government Contract on which a Borrower is the prime contractor. An Account Receivable arising out of a Government Contract on which a Borrower is a subcontractor shall be a Commercial Receivable.

       "Covenant Compliance Certificate" means a certificate executed by a Principal Officer of the Company, substantially in the form of Exhibit C attached to this Agreement, containing a calculation of the financial covenants contained in Section Section 6.11 below and certifying that no Default or Event of Default has occurred.

       "Customer" means any Person obligated on a Receivable.

       "Customer List" means a schedule of all Customers of the Borrowers, showing the address of each Customer and a listing of the active contracts between each Borrower and such Customer, which is otherwise in form and substance satisfactory to the Lender.

       "Date Affected Information Technology" means a system comprised of one or more components including computer hardware, computer software or equipment with computerized functions, which reads, produces or processes date data by input, output or otherwise.

       "Debt" means, collectively, and includes, without duplication, with respect to any specified Person, (a) indebtedness or liability for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of assets to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such assets from such Person) or for the deferred purchase price of property or services; (b) obligations as a lessee under a Capital Lease; (c) obligations to reimburse the issuer of letters of credit or acceptances; (d) all guaranties,



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endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any other Person or otherwise to assure a creditor against loss; (e) obligations under interest rate swap, cap or collar agreements or similar agreements or arrangements designed to protect that Person against fluctuations in interest rates; (f) obligations under any foreign exchange contract, currency swap or other similar agreements or arrangements designed to protect that Person against fluctuations in currency values; and (g) obligations secured by any Lien on property owned by the specified Person, whether or not the obligations have been assumed.

       "Default" means any event that, with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

       "Default Rate" means the rate at which interest accrues on the loans upon the occurrence of an Event of Default, determined in accordance with the provisions of Section Section 2.4.

       "Deposit Account" means any "deposit account," as defined in Section 9-105 of the UCC, whether now owned or hereafter acquired by a Borrower.

       "Dollars" and "$" means the lawful currency of the United States of America.

       "Eligible Billed Commercial Receivable" means an Eligible Billed Receivable that is not an Eligible Billed Government Receivable.

       "Eligible Billed Government Receivables" means Eligible Billed Receivables arising out of a Government Contract on which a Borrower is the prime contractor.

       "Eligible Billed Receivables" means Eligible Receivables that have been billed to the appropriate Customer and are aged not greater than 90 days from the date of the initial invoice. For the purposes of this definition, the term "initial invoice" shall mean the first invoice relating to the applicable goods shipped or services rendered, and not any subsequent invoice relating thereto.

       "Eligible Bonded Receivables" means, at any time, Accounts Receivable of a Borrower that satisfy all of the criteria of Eligible Billed Receivables other than the requirement that such Accounts Receivable not arise out of a contract secured by a surety bond.

       "Eligible Receivables" means Accounts Receivable of a Borrower (a) that represent valid obligations incurred by a Customer for software, goods or services licensed, shipped and delivered, installed or completed under valid contracts of license, sale, or service that have been formally awarded to a Borrower, for which all required contract documents have been executed by such Borrower and such Customer, and, if the Government is the Customer, for which funds have been appropriated and allocated; (b) that are due and payable not more than 30 days from the date of the initial invoice; (c) on which the Customer is not an Affiliate or Subsidiary of a Borrower; (d) with respect to which no Borrower has knowledge or notice of any inability of the



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Customer to make full payment; (e) from the face amounts of which have been deducted all payments, setoffs, amounts subject to adverse claims made in writing to a Borrower, contractual allowances, bad debt reserves and other credits applicable thereto; (f) that are subject to no Liens other than those permitted by this Agreement; (g) that continue to be in full conformity with the representations and warranties made by the Borrowers to the Lender in this Agreement; (h) with respect to which the Lender is and continues to be satisfied with the credit standing of the Customer; (i) on which the Customer is not a creditor of a Borrower; (j) on which the Customer is not a Foreign Customer, unless the Foreign Customer's obligations are secured by a letter of credit acceptable to the Lender, or the Lender elects, in its sole discretion, to permit such Account Receivable to be included in the Borrowing Base if it otherwise is an Eligible Receivable, at such advance percentage as the Lender may elect in its sole discretion; (k) that are not subject to any dispute; (l) with respect to which the applicable software, goods or services have been accepted by the applicable Customer on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis or on the basis of any other similar understanding pursuant to which such Borrower would repurchase or accept a return of, or give a credit for, any such software, goods or services; and (m) that are not subject to any contingencies, and (n) no portion of which has been assigned, in whole or in part, to any Person other than the Lender; provided, however, and without limiting any other provisions of this Agreement with respect to the exclusion of Accounts Receivable from the category of Eligible Receivables and the Borrowing Base, that (1) if the Lender reasonably determines that the collectibility of any Account Receivable makes it unacceptable for inclusion in the Borrowing Base and gives written notice to the Company indicating the reasons for such determination, then such Account Receivable shall thereafter be excluded from the category of Eligible Receivables, (2) if more than 50% of the aggregate face amount of Accounts Receivable owed by a Customer are aged 90 days or more, then all Accounts Receivable owed by such Customer shall be excluded from the category of Eligible Receivables, (3) in no case shall Eligible Receivables include any Accounts Receivable representing or arising out of retainages, holdbacks, progress billings, the final payment due under a Government Contract, revenues recognized or costs incurred in excess of approved or allowed reimbursement rates, cost overruns, unauthorized work or work beyond the scope of a contract, rebillings, contracts secured by surety bonds or classified Government Contracts; (4) an Account Receivable arising out of a Material IP Agreement shall not be an Eligible Receivable unless the applicable Intellectual Property, and an appropriately completed instrument sufficient to file and record the Lender's Lien with respect thereto, shall be duly registered and filed with the United States Copyright Office and the United States Patent and Trademark Office, as applicable; (5) Receivables arising out of the obligation of any Person to purchase or finance Receivables of a Borrower shall not be Eligible Receivables; and (6) no Receivables arising out of the VDOT Contract shall be Eligible Receivables. If required by the Lender, no Eligible Receivable shall be included in more than three month-end Borrowing Base calculations.

       "Embezzlement" means the embezzlement of funds from Technology by a perpetrator identified by the Borrowers prior to the date of this Agreement and any Person acting in concert with such perpetrator.



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        "Equipment" means collectively and includes all of the following, whether now owned or hereafter acquired by a Borrower: equipment and fixtures, including, without limitation, computer hardware, computer software, computer systems, furniture, machinery, vehicles and trade fixtures together with any and all accessories, accessions, parts and appurtenances thereto, substitutions therefor and replacements thereof, together with all other such items that are included within the definitions of "equipment" and "fixtures" as set forth in the UCC.

       "Equity Issuance" means any issuance or sale by a Person of its capital stock or other similar equity security, or any warrants, options or similar rights to acquire, or securities convertible into or exchangeable for, such capital stock or other similar equity security.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all regulations issued pursuant thereto.

       "Event of Default" means any of the events specified as an "Event of Default" under this Agreement, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

       "Existing Agreement" means the Fifth Amended and Restated Loan and Security Agreement, dated as of June 25, 1998, between the Lender, the Borrowers and Technology, as amended to the date hereof.

       "Existing Subordination Agreement" means the Subordination Agreement, dated as of January 27, 1998, between the Lender, the Company and Research Industries.

       "Foreign Customer" means a Customer that is a foreign government, an entity organized under the laws of a country other than the United States or an individual who is not a United States citizen.

       "Fully Date Capable" means the ability to correctly process date data (including, but not limited to, reading, producing, calculating, comparing, and sequencing date data) from, into, and between the twentieth and twenty-first centuries) without material degradation in performance and without unusual intervention, including correct and continuous processing during the transition between 1999 and 2000, and correct processing of leap years.

       "GAAP" means generally accepted accounting principles consistently applied.

       "General Intangibles" means, collectively, and includes all of the following, whether now owned or hereafter acquired by a Borrower: all property that is included within the definition of "general intangibles" as set forth in the UCC; choses in action, causes of action and all other intangible property of every kind and nature, including, without limitation, corporate or other business records, inventions, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, good will, registrations, copyrights, licenses, franchises,




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customer lists, tax refunds, tax refund claims, rights of claims against carriers and shippers, leases and rights to indemnification.

       "Government" means the United States of America or any agency or instrumentality thereof.

       "Government Contract" means any contract with the Government under which a Borrower is a prime contractor or a subcontractor.

       "HTSI Sale" means the sale of all or substantially all of the assets or stock, or both, as applicable, of Technical.

       "Increased Costs" means any reserve, special deposit, capital adequacy guideline or similar requirement relating to any extensions of credit, Letters of Credit, or other assets of the Lender, or the deposits with or other liabilities of the Lender, that (a) is imposed as a result of any Regulatory Change or as a result of the application of existing capital adequacy guidelines (including, without limitation, any Regulatory Change or capital adequacy guideline that requires that letters of credit issued, or lines of credit established, by the Lender be classified as "risk assets" for purposes of, or otherwise be subject to the provisions of, any capital adequacy guidelines applicable to the Lender), and (b) increases the cost to the Lender of making, issuing or maintaining any Loan or Letter of Credit, reduces the amount receivable by the Lender in connection with any Loan or Letter of Credit, or reduces the rate of return on the Lender's capital as a consequence of its obligations under this Agreement.

       "Intellectual Property" means, collectively, and includes all of the following, whether now owned or hereafter acquired by a Borrower: all copyrights (whether registered or unregistered), copyright registrations, trademarks, servicemarks, patents and rights as a licensor or licensee of any of the foregoing and all applications with respect to any of the foregoing.

       "Interest Payment Date" means the first day of each calendar month.

       "Inventory" means collectively and includes all of the following, whether now owned or hereafter acquired by a Borrower: all goods, computer hardware, computer software and computer systems held or intended for sale, lease, installation or licensing by a Borrower, or furnished or to be furnished under contracts of service, all raw materials, work in process, finished goods, materials and supplies of every nature used or usable in connection with the manufacture, packing, shipping, advertising or sale of any such goods, together with all property including within the definition of "inventory" set forth in the UCC.

       "Investment Property" means all of the following, whether now owned or hereafter acquired by a Borrower: all property that is included within the definition of "investment property" as set forth in the UCC, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, and any commercial paper, securities,



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repurchase agreements, deposit accounts or other instruments or obligations purchased for the Borrower pursuant to a Cash Management Agreement.

       "Letters of Credit" means any letter of credit issued by the Lender for the account of any Borrower, whether now outstanding or issued after the date of this Agreement.

       "Letter of Credit Agreement" means, collectively and individually, each standard form of Application and Agreement for Irrevocable Standby Letter of Credit, to be executed and delivered by the Borrowers to the Lender in connection with each Letter of Credit, as any of the same may be amended, modified or supplemented from time to time.

       "LIBOR" means for each calendar month, the rate at which dollar deposits with a one-month maturity are offered to leading banks in the London interbank market at 11:00 a.m. (London time) on the first Business Day of such calendar month, based on the British Bankers Association quotations published by an On-Line Information Service, selected by the Lender, plus adjustments (expressed as a percentage) for reserve requirements, deposit insurance premium assessments, broker's commissions and other regulatory costs, all of the foregoing as determined by the Lender's Funds Management Division in accordance with its customary practices.

       "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement, or preferential arrangement, charge or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capital Lease and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing).

       "Loans" means the Revolving Loans, Term Loan One and Term Loan Two.

       "Loan Documents" means this Agreement, the Notes, each Assumption Agreement, each Letter of Credit Agreement, each Cash Management Agreement, the Existing Subordination Agreement, the Release Agreement, and any other document now or hereafter executed or delivered in connection with the Obligations, in evidence thereof or as security therefor, including, without limitation, any life insurance assignment, pledge agreement, security agreement, deed of trust, mortgage, guaranty, promissory note or subordination agreement.

       "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole, (b) the ability of any Borrower to perform its obligations under any Loan Document or (c) the rights of or benefits available to the Lender under any Loan Document.

       "Material Contract" means any contract or other arrangement (other than the Loan Documents), whether written or oral, to which a Borrower or any Subsidiary is a party (a) requiring annual payments by any party thereto of more than 10% of the annual consolidated gross revenues of the Company and its Subsidiaries, or (b) as to which the breach,



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nonperformance, cancellation or failure to renew by any party thereto could have a Material Adverse Effect.

       "Material IP Agreement" means any contract or agreement between a Borrower and a Customer providing for the sale or licensing to such Customer of Intellectual Property owned by such Borrower and subject or entitled to United States copyright, patent or trademark protection, unless such sale or license is ancillary to other goods or services provided under such contract or agreement and is not a material element of such goods or services.

       "Maximum Amount" means $12,000,000, as the same may be permanently reduced from time to time pursuant to Section Section 2.8 hereof.

       "Minimum Compliance Level" means Tangible Net Worth as of March 31, 1999, and adjusted upward, effective as of September 30, 1999, and as of the end of each fiscal quarter thereafter, by (a) $150,000, plus (b) the net proceeds of cash and other consideration received by the Borrower or any Subsidiary in respect of any Equity Issuance issued after March 31, 1999, minus (c) extraordinary, unusual or non-recurring gains for such period, as determined in accordance with GAAP, plus (d) extraordinary, unusual or non-recurring losses for such period, as determined in accordance with GAAP.

       "Net Income" means, for any Person for any period, the consolidated gross revenues (including extraordinary, unusual or non-recurring losses) of such Person and its Subsidiaries for such period less all consolidated operating and non-operating expenses (including extraordinary, unusual or non-recurring gains) of such Person and its Subsidiaries for such period, all as determined in accordance with GAAP.

       "Notes" means the Revolving Note, Term Note One and Term Note Two.

       "Obligations" means the Loans, the Notes, the Letter of Credit Agreements, all indebtedness and obligations of a Borrower under this Agreement and the other Loan Documents and all other indebtedness and obligations of a Borrower to the Lender, now existing or hereafter arising, of every kind and description, direct or indirect, fixed or contingent, liquidated or unliquidated, due or to become due, secured or unsecured, joint, several or joint and several, as amended, modified, renewed, extended or increased from time to time, including, without limitation, any overdrafts in any Deposit Account maintained by a Borrower with the Lender.

       "On-Line Information Service" means a text line or other on-line information service provided to the Lender by any of Reuters Information Services, Inc., Knight-Ridder Financial/Americas, Dow Jones Telerate, Inc. or Bloomberg Financial Markets News Services, or any comparable reporting service selected by the Lender.

       "Optional Termination Date" means the date on which the Borrowers elect to terminate the Lender's obligations to make Loans and issue Letters of Credit in accordance with a notice given pursuant to Section Section 2.9.



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       "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, limited liability company or other entity of whatever nature.

       "Primary Operating Account" means any deposit account or controlled disbursement account on which the Company draws to pay all or substantially all of its operating expenses.

       "Prime Rate" means the rate of interest established and announced from time to time by the Lender and recorded in its Central Credit Administration Division as its Prime Rate, it being understood and agreed that the Prime Rate is used as a reference for fixing the lending rate on commercial loans and is not necessarily the lowest or most favorable rate of interest charged by the Lender on such loans.

       "Principal Officer" means the President, the Chief Executive Officer or the Chief Financial Officer of the Company.

       "Receivables" means the Accounts Receivable and the General Intangibles.

       "Recoveries" means any amounts collected or recovered by the Borrowers, directly or indirectly, with respect to, or arising out of, the Embezzlement, whether prior to or subsequent to the date of this Agreement, including, without limitation, the proceeds of restitution made by any perpetrator, insurance proceeds, and tax refunds and claims attributable to the effect of the Embezzlement.

       "Regulatory Change" means any change, after the date of this Agreement, in any federal or state laws, rules and regulations, or interpretations thereof, or the adoption after the date of this Agreement of any rules, interpretations, directives or requests, applying to a class of financial institutions including the Lender, under any federal or state laws or regulations by any court or regulatory authority charged with the interpretation or administration thereof.

       "Release Agreement" shall mean the Release Agreement, in the form of Exhibit E, between the Borrowers and the Lender.

       "Research Industries" means Research Industries Incorporated, a Delaware corporation.

       "Revolving Loans" means the loans to be made by the Lender to the Borrowers pursuant to Section Section 2.1 of this Agreement.

       "Revolving Note" means a promissory note in the principal amount equal to the Maximum Amount, in substantially the form of Exhibit D attached to this Agreement, made by the Borrowers and payable to the order of the Lender, as amended, modified or supplemented from time to time.



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       "Siemens" means Siemens Atiengesellschaft, a corporation organized under the laws of the Federal Republic of Germany, and its Affiliates and Subsidiaries.

       "State" means the Commonwealth of Virginia.

       "Subordinated Debt" means (a) the Debt of the Company to Research Industries outstanding on the date hereof and subject to the terms of the Existing Subordination Agreement, and (b) any unsecured Debt of the Company incurred after the date hereof that has a maturity of not less than three years, is subordinated to the Obligations pursuant to a subordination agreement containing terms that are identical in all material respects to those contained in the Existing Subordination Agreement, and accruing interest at a rate acceptable to the Lender.

       "Subsidiary" as to any Person, means a corporation, partnership, limited partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

       "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where the transaction is considered Debt for borrowed money for federal income tax purposes but is classified as an operating lease in accordance with GAAP for financial reporting purposes.

       "Tangible Net Worth" means, at any time, amounts that would be included under redeemable preferred stock and stockholders' equity on the consolidated balance sheet of the Company and its Subsidiaries, provided that, in any event, such amounts are to be net of amounts carried on the books of the Company and its Subsidiaries for (1) any write-up in the book value of any assets of the Company resulting from a revaluation subsequent to the date of this Agreement,
(2) investments in non-marketable securities, (3) treasury stock, (4) unamortized debt discount expense, (5) any cost of investments in excess of net assets acquired at any time of acquisition, (6) loans, advances or other amounts owed to the Company or any of its Subsidiaries by any of its officers, directors, shareholders, employees or Affiliates, except for travel advances made in the ordinary course of business, (7) leasehold improvements, (8) prepaid expenses, and (9) patents, patent applications, copyrights, trademarks, trade names, goodwill, research and development costs, organizational expenses, capitalized software costs and other like intangibles.

       "Technology" means Halifax Technology Services Company, a Virginia corporation, which has been merged into the Company.

       "Term Loan One" means the loan to be made by the Lender to the Borrowers pursuant to Section Section 2.2 of this Agreement.



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       "Term Loan Two" means the loan to be made by the Lender to the Borrowers pursuant to Section Section 2.3 of this Agreement.

       "Term Note One" means the $2,500,000 promissory note, in substantially the form of Exhibit F attached to this Agreement, evidencing the joint and several obligations of the Borrowers to repay Term Loan One, together with interest thereon, and all extensions, renewals, modifications and amendments of such note.

       "Term Note Two" means the $1,000,000 promissory note, in substantially the form of Exhibit G attached to this Agreement, evidencing the joint and several obligations of the Borrowers to repay Term Loan Two, together with interest thereon, and all extensions, renewals, modifications and amendments of such note.

       "Termination Date" means September 8, 2000.

       "Tier Two Contribution" means, at any time 80% of Eligible Bonded Receivables in excess of $1,500,000 outstanding, provided that the Tier Two Contribution shall not exceed $2,000,000 at any time.

       "UCC" means the Uniform Commercial Code as adopted in the State, and all amendments thereto.

       "VDOT Contract" means Contract Number 844 between Technology and the Virginia Department of Transportation.

       SECTION 2. LOANS AND LETTERS OF CREDIT.

       SECTION 2.1. REVOLVING LOANS AND LETTERS OF CREDIT.

       (a) Subject to the terms and conditions of this Agreement, the Lender agrees to make Revolving Loans to the Borrowers from time to time until the Termination Date in an aggregate principal amount not to exceed at any one time outstanding the Maximum Amount. Up to the Maximum Amount, the Borrowers may borrow, repay without penalty and reborrow hereunder from the date of this Agreement until the Termination Date; provided, however, that no Revolving Loan will be disbursed by the Lender if, after such disbursement the aggregate principal amount of the Revolving Loans and outstanding Letters of Credit would exceed the Borrowing Base.

       (b) The proceeds of the Revolving Loans shall be used to refinance Debt outstanding under the Existing Agreement and for short-term working capital purposes.

       (c) The Company authorizes the Lender to make Revolving Loans from time to time in amounts sufficient to pay checks drawn on the operating accounts of the Company with the Lender, subject to the limitation set forth in Section
Section 2.1((a)) above, all as more
particularly described in the Cash Management Agreement. In addition, the Company may request that a Revolving Loan be made. Any request for a Revolving Loan must be received by the Lender no later than 12:00 noon (Washington, D.C.
time) on the date on which the Revolving Loan is to be made. Each request must specify the amount of the Revolving Loan and, at the option of the Lender, shall be accompanied by a current Borrowing Base Certificate and a current Aging. The Lender, in its sole discretion, may accept requests from the Company by telephone. If required by the Lender, any request made by telephone shall include all of the information required by a current Borrowing Base Certificate and a current Aging. Requests made by telephone shall be confirmed in writing and delivered to the Lender, and if requested by the Lender, accompanied by the current Borrowing Base Certificate and the current Aging, within two Business Days after the date of the request. Each Borrower appoints the Company as its agent to request and receive the proceeds of the Revolving Loans on behalf of all Borrowers. The Company agrees to distribute the proceeds of the Revolving Loans among the Borrowers when and as needed by the Borrowers for working capital. Revolving Loans may be requested by those individuals designated by the Company from time to time in written instruments delivered to the Lender; provided, however, that the Borrowers shall remain liable with respect to any Revolving Loan disbursed by the Lender in good faith hereunder, even if such Loan is requested by an individual who has not been so designated. The proceeds of each Revolving Loan will be credited to a Deposit Account maintained with the Lender by the Company pursuant to the Cash Management Agreement. The Company agrees to confirm in writing from time to time, when and as requested by the Lender, the purpose for which the proceeds of each Revolving Loan were used.

              (d) The unpaid principal balance of the Revolving Loans shall bear interest at a rate per annum equal to LIBOR plus 4.25%. The interest rate on the Revolving Loans shall be determined initially based on LIBOR in effect on the Closing Date and shall be adjusted on the first Business Day of each succeeding calendar month (to be effective as of the first day of such calendar month if not a Business Day) to reflect LIBOR then in effect. Payments of interest on each Revolving Loan shall be made on each Interest Payment Date, beginning on the Interest Payment Date next succeeding the date of disbursement of such Revolving Loan.

              (e) The joint and several obligations of the Borrowers to repay the Revolving Loans, together with interest thereon, shall be evidenced by the Revolving Note. The unpaid principal balance of the Revolving Note shall be payable on the Termination Date.

              (f) Subject to the terms and conditions of this Agreement, the Lender, in its sole and absolute discretion, may issue Letters of Credit for the account of the Borrowers from time to time until the Termination Date, upon the request of the Company; provided, however, that no Letter of Credit will be issued by the Lender if, after such issuance, the aggregate principal amount of the outstanding Revolving Loans and Letters of Credit would exceed the Borrowing Base. Prior to the issuance of any Letter of Credit, the Lender must receive an appropriately completed Letter of Credit Agreement, executed by the Borrowers, not less than five Business Days prior to the date on which the Letter of Credit is to be issued. Each such request shall specify the name of the beneficiary of the Letter of Credit, the amount and expiration date of the Letter of Credit and the purpose for which the Letter of Credit is being issued. Unless otherwise approved by the Lender in its sole discretion, no Letter of Credit shall have a stated maturity of more than one year after the date of its issuance, and in no event shall a Letter of Credit expire later than the Termination Date. The purpose for which each Letter of Credit is to be issued and the form of each Letter of Credit shall be subject to the Lender's approval. The Borrowers shall pay to the Lender upon its demand therefor any amounts paid by the Lender under a Letter of Credit, together with interest on such amounts from the date of demand at the applicable per annum rate specified by the Lender in the applicable Letter of Credit Agreement. The Borrowers shall pay such fees and commissions as the Lender shall require with respect to any Letter of Credit. Any outstanding letter of credit issued prior to the date hereof for the account of any Borrower or Technology shall be deemed to be an outstanding Letter of Credit under this Agreement. Notwithstanding anything to the contrary contained in the foregoing sentence, the issuance of any letter of credit deemed to be an outstanding Letter of Credit hereunder, which letter of credit is separately secured by cash collateral acceptable to the Lender in its sole discretion, shall not cause a reduction in the Borrowing Base by the face amount of such letter of credit.

       SECTION 2.2. TERM LOAN ONE.

              (a) Subject to the terms and conditions of this Agreement, the Lender agrees to make Term Loan One to the Borrowers in a principal amount equal to $2,500,000. The proceeds of Term Loan One shall be used to refinance Debt of the Borrowers to the Lender under the Existing Agreement.

              (b) The unpaid principal balance of Term Loan One from time to time outstanding shall bear interest at a per annum rate equal to LIBOR plus 4.65%. The interest rate on Term Loan One shall be determined initially based on LIBOR in effect on the Closing Date and shall be adjusted on the first Business Day of each succeeding calendar month (to become effective as of the first day of such calendar month if not a Business Day) to reflect LIBOR then in effect. Payments of interest on Term Loan One shall be made on each Interest Payment Date, beginning on the Interest Payment Date next succeeding the Closing Date.

              (c) The joint and several obligations of the Borrowers to repay Term Loan One, together with interest thereon, shall be evidenced by Term Note One. The principal of Term Loan One and Term Loan Two shall be payable in consecutive quarterly installments of $125,000 due on December 15, 1999, $500,000 due on March 15, 2000, and $500,000 due on June 15, 2000, with such installments being applied first to Term Loan Two and then to Term Loan One. On the Termination Date, the unpaid principal balance of Term Loan One and all accrued and unpaid interest thereon shall be due and payable. The Borrowers shall have the right to prepay Term Note One in whole or in part at any time after Term Note Two has been paid in full. Partial prepayments of Term Note One shall be applied to installments due thereunder in the inverse order of their maturities. Amounts prepaid with respect to Term Loan One may not be reborrowed.


       SECTION 2.3. TERM LOAN TWO.

              (a) Subject to the terms and conditions of this Agreement, the Lender agrees to make Term Loan Two to the Borrowers in a principal amount equal to $1,000,000. The proceeds of Term Loan Two shall be used to refinance Debt of the Borrowers to the Lender under the Existing Agreement.

              (b) The unpaid principal balance of Term Loan Two from time to time outstanding shall bear interest at a per annum rate equal to LIBOR plus 5.55%. The interest rate on Term Loan Two shall be determined initially based on LIBOR in effect on the Closing Date and shall be adjusted on the first Business Day of each succeeding calendar month (to become effective as of the first day of such calendar month if not a Business Day) to reflect LIBOR then in effect. Payments of interest on Term Loan Two shall be made on each Interest Payment Date, beginning on the Interest Payment Date next succeeding the Closing Date.


              (c) The joint and several obligations of the Borrowers to repay Term Loan Two, together with interest thereon, shall be evidenced by Term Note Two. The principal of Term Loan Two shall be payable on the respective dates and in the respective amounts set forth in Section Section 2.2((c)) of this Agreement. If not sooner paid, the entire unpaid principal balance of Term Loan Two and all accrued and unpaid interest thereon shall be due and payable in full on the Termination Date. The Borrowers shall have the right to prepay Term Note Two in whole or in part at any time. Partial prepayments of Term Note Two shall be applied to installments due thereunder in the inverse order of their maturities. Amounts prepaid with respect to Term Loan Two may not be reborrowed.


       SECTION 2.4. PAYMENTS AND COMPUTATIONS. All payments due under this Agreement (including any payment or prepayment of principal, interest, fees and other charges) or with respect to the Notes, the Letter of Credit Agreements or the Loans shall be made in lawful money of the United States of America, in immediately available funds, without defense, setoff or counterclaim, to the Lender at its office at Commercial Loan Services, P.O. Box 26202, Richmond, Virginia 23260-6202, or at such other place as the Lender may designate, and shall be applied first to accrued fees, next to accrued late charges, next to accrued interest and then to principal. If any payment of principal, interest or fees is due on a day other than a Business Day, then the due date will be extended to the next succeeding full Business Day and interest and fees will be payable with respect to the extension. If any payment of principal, interest or fees is not made within ten days of its due date, the Borrowers agree to pay to the Lender a late charge equal to 5% of the amount of the payment; provided, however, that as long as a Borrower makes payments of principal, interest and fees through the Lender's automatic debit service, no late charge shall be payable if the Lender fails to debit any such payment when it is due (if sufficient collected funds are on deposit in such Borrower's account with the Lender), and such failure shall not constitute an Event of Default hereunder. Upon the occurrence of an Event of Default and during the continuation of such Event of Default, interest shall accrue on the Loans at a per annum rate of 2% above the rate of interest that otherwise would be applicable. Interest and fees shall be computed on the basis of a year of 360 days and actual days elapsed. The Lender may, but shall not be obligated to, debit the amount of any payment due from the Borrowers under this Agreement to any deposit or investment account of any Borrower maintained with the Lender or any Affiliate of the Lender. No setoff, claim, counterclaim, reduction or diminution of any obligation of any defense of any kind or nature that a Borrower has or may have against the Lender (other than the defense of payment) shall be available against the Lender in any suit or action brought by the Lender to enforce this Agreement or any other Loan Document, including, without limitation, any UCC Claim (as such term is defined in the Release Agreement). The foregoing shall not be construed as a waiver by the Borrowers of any rights or claims that the Borrowers may have against the Lender, but any recovery upon such rights and claims shall be had from the Lender separately, it being the intent of this Agreement and the other Loan Documents that the Borrowers shall be obligated to pay, absolutely and unconditionally, all amounts due hereunder and under the other Loan Documents.

       SECTION 2.5. INCREASED COSTS. If, as a result of any Regulatory Change or for any other reason, the Lender incurs Increased Costs, the Borrowers agree to pay such Increased Costs to the Lender within ten Business Days after receipt by the Company of the Lender's invoice therefor. The invoice will be accompanied by a written statement of the Lender setting forth in reasonable detail the basis and the calculation of the Increased Costs. The Lender's calculation shall include reasonable averaging and attribution methods to determine the Increased Costs attributable to the Loans and the Letters of Credit.

       SECTION 2.6. FEES.

              (a) In consideration of the expenses incurred by the Lender in connection with administering the Loans and monitoring the Borrowing Base, the Borrowers agree to pay to the Lender a commitment fee on the daily average balance of the amount by which the Maximum Amount exceeds the amount of outstanding Revolving Loans and Letters of Credit. The commitment fee shall be payable for the period beginning on the date of this Agreement and ending on the Termination Date at a .35% per annum rate. The commitment fee shall be payable quarterly, in arrears, on the last day of each March, June, September and December, beginning on September 30, 1999, and on the Termination Date.

              (b) On the Closing Date, the Borrowers shall pay to the Lender a structuring and underwriting fee equal to $46,500.

              (c) Unless the Borrowers have exercised their termination rights pursuant to Section Section 2.9 below, and made the payments required thereby, the Borrower shall pay to the Lender, on the dates set forth below, the applicable fee set forth below, applied to the sum of the Maximum Amount then in effect plus the unpaid principal balances of Term Loan One and Term Loan Two then outstanding:


                         DATE                       FEE
                         ----                       ---
                 November 30, 1999                  .35%
                 February 28, 2000                  .40%
                 May 30, 2000                       .45%

       SECTION 2.7. PRIMARY DEPOSITORY RELATIONSHIP. If the Company fails to maintain its Primary Operating Account with the Lender, interest shall accrue on the Loans at a per annum rate of 1.0% above the rate of interest that otherwise would be applicable, effective as of the first day following the day on which the Company moves its Primary Operating Account.

       SECTION 2.8. MANDATORY PREPAYMENT.

              (a) The Borrowers shall first prepay the Revolving Loans and then provide cover for the Letters of Credit, as specified below, upon the Lender's demand therefor, to the extent that the aggregate amount of outstanding Revolving Loans and Letters of Credit exceeds the Borrowing Base or the Maximum Amount, or both, at any time. In the event that the Borrowers shall be required to provide cover for the Letters of Credit, the Borrowers shall effect the same by paying to the Lender immediately available funds in an amount equal to the required amount, which funds shall be retained by the Lender in a cash collateral account until such time as the Letters of Credit shall have been terminated and all Obligations with respect to the Letter of Credit are paid in full.

              (b) The Borrowers shall deliver to the Lender 90% of any Recoveries arising out of the sale of the ___ acre ranch located at __________________, the condominium located at __________________, Florida, or the 199___ Chevrolet Tahoe immediately upon receipt by the Borrowers. The Lender shall apply the proceeds of such Recoveries to the prepayment of Term Loan Two, then to Term Loan One and then to the Revolving Loans.

              (c) Upon the first to occur of November 30, 1999, or the receipt of the Recoveries arising out of the Company's income tax refund attributable to the Embezzlement, the Borrowers shall make a principal prepayment of the Obligations in an amount equal to 90% of such Recoveries, with such amount being applied first to Term Loan Two and then to Term Loan One. If neither such Recoveries have been received nor the HTSI Sale has been consummated by such date, the value of such Recoveries for purposes of such calculation on such date shall be deemed to be $600,000.

              (d) Upon the first to occur of November 30, 1999, or the receipt of the Recoveries arising out of the sale of certain jewelry, the Borrowers shall make a prepayment of the Obligations in an amount equal to 90% of the net sales proceeds of such Recoveries, with such amount being applied first to Term Loan Two, then to Term Loan One and then to the Revolving Loans. If neither such Recoveries have been received nor the HTSI Sale has been consummated by such date, the value of such Recoveries for purposes of such calculation on such date shall be deemed to be $200,000.

              (e) Upon the closing of the HTSI Sale, (1) the Borrowers shall make a $2,000,000 principal prepayment of Term Loan Two and Term Loan One (with such amount being applied first to Term Loan Two and then to Term Loan One), (2) the Maximum Amount shall be permanently reduced to $10,000,000, (3) the references to "90%" in Sections Section 2.8((b)), Section 2.8((c)), Section 2.8((d)) and Section 2.8((f)) hereof shall be reduced to and otherwise deemed to be references to "50%" for purposes of such Sections, (4) the words "the first to occur of November 30, 1999, or" in the first line of Section Section 2.8((c)) and Section Section 2.8((d)) hereof shall be deemed to be deleted for purposes of such Sections, and (5) the references to "$500,000" in Section Section 2.2((c)) hereof shall be reduced to and otherwise deemed to be references to "$125,000" for purposes of such Section.

              (f) The Borrowers shall prepay Term Loan One and Term Loan Two in an amount equal to 90% of the net proceeds received with respect to any Recoveries of $150,000 or more, other than those Recoveries otherwise described in this Section Section 2.8, with each such prepayment being made upon receipt of the applicable Recoveries.

       SECTION 2.9. OPTIONAL TERMINATION DATE. The Borrowers may terminate the Lender's obligations to make Revolving Loans and issue Letters of Credit under this Agreement provided that (a) the Company gives the Lender not less than one Business Day's prior written notice of such termination, specifying the Optional Termination Date, (b) the Borrowers pay in full, on the Optional Termination Date, all Obligations, and (c) the Borrowers, on the Optional Termination Date, provide cover for the Letters of Credit pursuant to Section Section 2.8(a).

       SECTION 3. COVENANTS, REPRESENTATIONS AND OTHER TERMS REGARDING
COLLATERAL.

       SECTION 3.1. SECURITY INTEREST. To secure the Obligations, each Borrower ratifies and affirms the grant in the Existing Agreement, and again grants hereby, to the Lender, its successors and assigns, a first priority security interest in the Accounts Receivable, the Deposit Accounts, the Equipment, the General Intangibles, the Intellectual Property, the Inventory and the Investment Property, all additions and accessions thereto and replacements thereof, all proceeds and products thereof, all books of account and records, including all computer software relating thereto, all policies of insurance on any property of a Borrower and all proceeds of such policies.

       SECTION 3.2. RECEIVABLES.

              (a) Each Borrower represents and warrants as to each and every Eligible Receivable now existing that: (1) it is a bona fide existing obligation, valid and enforceable against the Customer, for software installed or licensed, goods sold or leased or services rendered in the ordinary course of business; (2) it is subject to no dispute, defense or offset in excess of $75,000 except as disclosed in writing to the Lender; (3) all instruments, chattel paper and other evidence of indebtedness issued to a Borrower with respect to any Eligible Receivable have been delivered to the Lender, and, together with all supporting documents delivered to the Lender, are genuine, complete, valid and enforceable in accordance with their terms; (4) it is not subject to any discount, allowance or special terms of payment except as disclosed in writing to the Lender; and (5) it is not and shall not be subject to any prohibition or limitation upon assignment. Each Borrower covenants and agrees that each Eligible Receivable arising after the date of this Agreement will be in conformance with the foregoing representations.

              (b) Each Borrower shall immediately notify the Lender of (1) any dispute in excess of $75,000 with a Customer and (2) the bankruptcy, insolvency, receivership, assignment for the benefit of creditors or suspension of business of any Customer of which such Borrower has knowledge. No Borrower shall compromise or discount any Receivable of more than $10,000 without the prior written consent of the Lender except for (i) ordinary trade discounts or allowances for prompt payment, and (ii) prior to the occurrence of a Default or an Event of Default, such compromises or discounts that, after giving effect thereto, will not cause the Borrowing Base to be less than the unpaid principal balance of the Revolving Loans and Letters of Credit then outstanding.

              (c) Upon the written request of the Lender, each Borrower shall establish and maintain a lockbox with the Lender and shall direct all Customers to make payments on Receivables to such lockbox by printing such direction on all invoices given to Customers. Each Borrower also shall remit to such lockbox or deliver to the Lender all payments on Receivables received by such Borrower. Such payments shall be remitted or delivered in their original form on the day of receipt. All notes, checks and other instruments so received by each Borrower shall be duly endorsed to the order of the Lender. The payments remitted to the lockbox and all payments delivered to the Lender shall be credited to a cash collateral account maintained by the Lender in the name of the Company over which the Lender shall have the exclusive power of withdrawal. All funds in the cash collateral account shall be retained in the cash collateral account and be held as security for the Obligations, and funds in the cash collateral account may be applied to the Obligations by the Lender from time to time, whether or not such Obligations are then due.

              (d) Upon the occurrence of a Default or an Event of Default, the Lender shall have the right to notify account debtors of its security interest in the Receivables and require payments to be made directly to the Lender, and to facilitate direct collection of the Receivables, the Lender shall have the right to take over the post office boxes of the Borrowers or make other arrangements, with which the Borrowers shall cooperate, to receive the mail of each Borrower, provided that the Lender shall not be entitled to receive any mail that does not concern the Receivables.

              (e) The Borrowers shall execute all other agreements, instruments and documents and shall perform all further acts that the Lender may require with respect to Receivables owing by the Government to ensure compliance with the Assignment of Claims Act.

       SECTION 3.3. INVENTORY AND EQUIPMENT.

              (a) All of the Inventory and Equipment will be kept only at the places of business listed on Schedule 3.3 to this Agreement. The Borrowers shall give the Lender prior written notice before any Inventory or Equipment is moved or delivered to a location other than such designated places of business, and the Lender's lien and security interest will be maintained despite the location of the Inventory or Equipment. Without the prior written consent of the Lender, no Borrower shall move or deliver the Inventory or Equipment with a book value in any instance or in the aggregate of $100,000 or more to a location outside of the United States of America.

              (b) Each Borrower shall keep and maintain the Equipment in good operating condition and repair, reasonable wear and tear excepted. No Borrower shall permit any of the Equipment to become a fixture to any real estate unless subordination agreements satisfactory to the Lender are obtained by any owner or mortgagee of such real estate. Each Borrower, immediately on demand therefore by the Lender, shall deliver to the Lender any and all evidence of ownership of any of the Equipment. None of the Equipment shall be sold, transferred, leased or otherwise disposed of without the prior written consent of the Lender, except for (1) sales or dispositions of obsolete or unnecessary Equipment, and (2) sales or dispositions of any item of Equipment that is replaced contemporaneously with Equipment of comparable value and utility.

              (c) The Lender's security interest shall extend and attach to Inventory that is presently in existence and is owned by each Borrower or in which a Borrower purchases or acquires an interest at any time and from time to time in the future, whether such Inventory is in transit or in such Borrower's constructive, actual or exclusive occupancy or possession or not and wherever the same may be located, including, without limitation, all Inventory that may be located at the premises of a Borrower or upon the premises of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents, finishers, convertors or other third parties who may have possession of the Inventory.

              (d) Upon the sale, exchange, lease or disposition of the Inventory, the security interest of the Lender, without break in continuity and without further formality or act, shall continue in and attach to all cash and non-cash proceeds of such sale, exchange, lease or disposition, including Inventory returned or rejected by Customers or repossessed by either a Borrower or the Lender. As to any such sale, exchange, lease or disposition, the Lender shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, detinue and reclamation.

              (e) Except for licenses, sales or leases made in the ordinary course of business and Liens permitted by this Agreement, no Borrower shall sell, lease, encumber, license or dispose of, or permit the sale, lease, encumbrance or disposal of, any Inventory without the prior written consent of the Lender.

              (f) Each Borrower shall have the Equipment and Inventory insured against loss or damage by fire, theft, burglary, pilferage, loss in transportation and such other hazards as the Lender shall specify, by insurers satisfactory to the Lender, in amounts satisfactory to the Lender and under policies containing loss payable clauses satisfactory to the Lender. Any such insurance policies, or evidence thereof satisfactory to the Lender, shall be deposited with the Lender. Each Borrower agrees that the Lender shall have a security interest in such policies and the proceeds thereof, and, if any loss should occur, the proceeds may be applied to the payment of the Obligations or to the replacement or restoration of the Inventory or Equipment damaged or destroyed, as the Lender may elect or direct. After the occurrence of a Default or an Event of Default, the Lender shall have the right to file claims under any insurance policies, to receive, receipt and given acquittance for any payments that may be made thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect to the collection, compromise, or settlement of any claims under any of the insurance policies.


       SECTION 3.4. INTELLECTUAL PROPERTY.

              (a) All of each Borrower's present and future Intellectual Property that is subject to United States copyright, patent or trademark protection, the sale, licensing or other disposition of which results in the creation of Receivables pursuant to a Material IP Agreement, shall be registered with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, prior to the date such Borrower includes any such Receivables in the Borrowing Base.

              (b) Upon the occurrence of an Event of Default, in addition to any other remedies available to the Lender, each Borrower agrees that the Lender shall have a non-exclusive, royalty-free license to use, or to grant a license to use, the Intellectual Property.

       SECTION 3.5. DEFENSE OF COLLATERAL. Each Borrower, at its expense, will defend the Collateral against any claims or demands adverse to the Lender's security interest and will promptly pay when due all taxes or assessments levied against such Borrower on the Collateral.

       SECTION 3.6. INFORMATION REGARDING COLLATERAL. Each Borrower shall provide the Lender such information as the Lender from time to time reasonably may request with respect to the Collateral, including, without limitation, statements describing, designating, identifying and evaluating all Collateral.

       SECTION 3.7. PERFECTION OF SECURITY INTEREST. Each Borrower shall perform any and all steps in all relevant or appropriate jurisdictions as may be necessary or reasonably requested by the Lender to perfect, maintain and protect the Lender's security interest in the Collateral. All instruments and chattel paper that are part of the Collateral shall be delivered to the Lender, duly endorsed to the order of the Lender. Each Borrower shall pay the taxes and costs of, or incidental to, any recording or filing of any financing statements concerning the Lender's security interests. Each Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

       SECTION 3.8. POWER OF ATTORNEY. Each Borrower appoints the Lender and any officer, employee or agent of the Lender, as the Lender from time to time may designate, as attorneys-in-fact for a Borrower to perform all actions necessary or desirable in the discretion of the Lender to effect the provisions of this Agreement and to carry out the intent of this Agreement, to do any act that a Borrower is required to do pursuant to the terms of this Agreement and to exercise such rights and powers as each Borrower might exercise with respect to the Collateral, all at the cost and expense of the Borrowers. Each Borrower agrees that neither the Lender nor any other such attorney-in-fact will be liable for any acts of omission or commission, unless such acts were willful and malicious or grossly negligent, nor for any error of judgment or mistake of law or fact. This power is coupled with an interest and is irrevocable so long as any Obligations are outstanding. The Lender agrees that it shall not be entitled to exercise its rights under this Section Section 3.8 prior to the occurrence of a Default or an Event of Default.

       SECTION 3.9. LIMITATIONS ON OBLIGATIONS. It is expressly agreed by each Borrower that, notwithstanding any other provision of this Agreement, each Borrower shall remain liable under each Receivable and contract giving rise to each Receivable to observe and perform all the conditions and obligations to be observed and performed by each Borrower in accordance with and pursuant to the terms and provisions of each such Receivable and contract. The Lender shall not have any obligation or liability under any Receivable or contract by reason of or arising out of this Agreement or the assignment of such Receivable or contract to the Lender or the receipt by the Lender of any payment relating to the Receivable pursuant to this Agreement, nor shall the Lender be required or obligated in any manner to perform or fulfill any of the obligations of a Borrower under or pursuant to any Receivable or contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Receivable, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

       SECTION 3.10. INDEMNIFICATION. In any suit, proceeding or action brought by or against the Lender relating to the Collateral, the Borrowers will save, indemnify and keep the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of any obligor thereunder, arising out of a breach by a Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from a Borrower, and all such obligations of the Borrowers shall be and remain enforceable against and only against the Borrowers and shall not be enforceable against the Lender. The foregoing obligation of the Borrowers to indemnify the Lender shall not extend to any suit, proceeding or action arising out of the Lender's gross negligence or willful or malicious misconduct.

       SECTION 4. REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants that:

       SECTION 4.1. INCORPORATION, GOOD STANDING AND DUE QUALIFICATION. Each Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation;
(b) has the power and authority to own its assets and to transact the business in which it is now engaged or in which it is proposed to be engaged; and (c) is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required. On _________________, 1999, Technology was merged into the Company. As of the date of this Agreement, the Company has no Subsidiaries other than Engineering, Technical and Realty, and no other Borrower has any Subsidiary.

       SECTION 4.2. POWER AND AUTHORITY. The execution, delivery and performance by the Borrowers of the Loan Documents have been duly authorized by all necessary corporate actions and do not and will not (a) require any consent or approval of, or filing or registration with, any governmental agency or authority or the stockholders of a Borrower; (b) contravene a Borrower's articles of incorporation or bylaws; (c) result in a breach of or constitute a default under any agreement or instrument to which a Borrower is a party or by which it or its properties may be bound or affected; (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by a Borrower; or (e) cause a Borrower to be in default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Borrower.


       SECTION 4.3. LEGALLY ENFORCEABLE AGREEMENT. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms.

       SECTION 4.4. FINANCIAL STATEMENTS. The financial statements of the Borrowers that have been furnished to the Lender in connection with this Agreement are complete and correct and fairly present the financial condition of the Borrowers as of the dates of such statements. Since the dates of such statements, there has been no Material Adverse Change in the condition (financial or otherwise), business or operations of the Borrowers.

       SECTION 4.5. LITIGATION. There is no pending or threatened action, investigation or proceeding against or affecting a Borrower before any court, governmental agency or arbitrator, that, in any one case or in the aggregate, if adversely determined, would have a Material Adverse Effect on the financial condition, operations, properties or business of a Borrower.

       SECTION 4.6. OWNERSHIP AND LIENS. Each Borrower has title to all of its assets, including the Collateral, and none of the Collateral or such assets is subject to any Lien, except Liens permitted by this Agreement.

       SECTION 4.7. ERISA. No Borrower has incurred any material "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code, nor has the Borrower incurred any material liability to the PBGC in connection with any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) established or maintained by a Borrower. None of the employee pension benefit plans (as defined above) of a Borrower, nor any trusts created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction," as such term is defined in Section 406 of ERISA or
Section 4975 of the Code, that could subject such plans or any of them, any such trust, or any trustee or administrator thereof, or any party dealing with such plans or any such trust to any material liability or tax or penalty on prohibited transactions imposed by such Sections 406 or 4975. Neither the Borrowers nor any Affiliate of the Borrowers are now, or at any time in the past have been, obligated to make contributions to a "multiemployer plan," as such term is defined in Section 4001(a)(3) of ERISA.

       SECTION 4.8. TAXES. Each Borrower has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties.

       SECTION 4.9. DEBT. No Borrower is in no manner directly or contingently obligated with respect to any Debt that is not permitted by this Agreement. No Borrower is in default with respect to any Debt.

       SECTION 4.10. CORPORATE NAME; CHIEF EXECUTIVE OFFICE. During the five years immediately preceding the date of this Agreement, no Borrower nor any predecessor of a Borrower has used any name other than its current corporate name and the names listed on Schedule 4.10. The chief executive office of each Borrower, within the meaning of Section 9.103(3)(d) of the UCC, is at 5250 Cherokee Avenue, Alexandria, Virginia.

       SECTION 4.11. DEBARMENT AND SUSPENSION. No event has occurred and no condition exists that may result in the debarment or suspension of a Borrower from any contracting with the Government, and no Borrower nor any Affiliate of a Borrower has been subject to any such debarment or suspension prior to the date of this Agreement.

       SECTION 4.12. YEAR 2000. Each Borrower has undertaken reasonable efforts to determine whether all material Date Affected Information Technology used in the business operations of each Borrower is Fully Date Capable, and, to the extent necessary, each Borrower has initiated efforts to make its material Date Affected Information Technology Fully Date Capable prior to the date that the failure to be Fully Date Capable would adversely affect the operation thereof.

       SECTION 4.13. MATERIAL CONTRACTS. Attached hereto as Schedule 4.13 is a correct and complete list, as of the date of this Agreement, of each Material Contract. No Borrower, Subsidiary or any other party thereto is in material default under any Material Contract.

       SECTION 4.14. INTELLECTUAL PROPERTY. As of the date hereof, the Borrowers and the Subsidiaries do not own or hold any Intellectual Property subject or entitled to United States copyright, patent or trademark protection, other than as listed on Schedule 4.14 attached hereto. All such Intellectual Property has been registered with the United States Patent and Trademark Office and the Register of Copyrights. Each Borrower and each Subsidiary owns or has the right to use under valid license agreements or otherwise all Intellectual Property that is required or necessary for the conduct of the business of each Borrower and its Subsidiaries as now conducted or proposed to be conducted without any conflict with any rights of any other Person.

       SECTION 4.15. TRUE AND COMPLETE INFORMATION. All factual and financial information (taken as a whole) previously furnished to the Lender in connection with this Agreement by the Borrowers and each Subsidiary is, and all factual and financial information (taken as a whole) furnished to the Lender by the Borrowers and the Subsidiaries after the date of this Agreement will be, true and accurate in all material respects on the date on which such information is dated, certified or furnished, and is not, and will not be, incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

       SECTION 4.16. INTEGRATED BUSINESS. The Borrowers and the Subsidiaries will be engaged as an integrated group in providing services and goods to their respective Customers. The integrated operation will require financing on such a basis that credit supplied to the Borrowers be made available from time to time to all Borrowers and Subsidiaries of the Borrowers, as required for the successful operation of the Borrowers and the Subsidiaries separately, and the integrated operation as a whole. In that connection, the Borrowers and the Subsidiaries will request that the Lender provide the Loans to and issue the Letters of Credit for the Borrowers to finance such operation. Each Borrower will derive benefit, directly and indirectly, from the credit so extended to the Borrowers, both in its separate capacity and as a member of the integrated group.

       SECTION 4.17. EMPLOYEE RELATIONS. Except as set forth on Schedule 4.17, no Borrower is a party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees. No Borrower knows of any pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees.

       SECTION 4.18. BURDENSOME PROVISIONS. No Borrower is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, governmental approval or applicable law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. The Borrowers do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a governmental authority will be so burdensome as to have a Material Adverse Effect.

       SECTION 4.19. ABSENCE OF DEFAULTS. No event has occurred and is continuing which constitutes a Default or an Event of Default. No event has occurred and is continuing which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Borrower under any Material Contract or judgment, decree or order to which any Borrower is a party or by which any Borrower or any of its properties may be bound or which would require any Borrower to make any payment thereunder prior to the scheduled maturity date therefor.

       SECTION 4.20. SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of any Borrower to the Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of any Borrower prior to the date hereof and delivered to the Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrowers under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the date hereof, the Closing Date and at and as of the date of the disbursement of any Loan or issuance of any Letter of Credit, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date). All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents, the making of the Loans and the issuance of the Letters of Credit.


       SECTION 5. AFFIRMATIVE COVENANTS. Each Borrower covenants and agrees that:

       SECTION 5.1. MAINTENANCE OF EXISTENCE. Each Borrower will preserve and maintain its corporate existence and good standing in the jurisdiction of its formation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required.

       SECTION 5.2. MAINTENANCE OF RECORDS. Each Borrower will keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of such Borrower. The principal records and books of account, including those concerning the Collateral, shall be kept at the chief executive office of the Borrowers described above. No Borrower will move such records and books of account or change its chief executive office or the name under which it does business without (a) giving the Lender at least 30 days' prior written notice, and (b) executing and delivering financing statements satisfactory to the Lender prior to such move or change.

       SECTION 5.3. MAINTENANCE OF PROPERTIES. Each Borrower will maintain, keep and preserve all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

       SECTION 5.4. CONDUCT OF BUSINESS. Each Borrower will continue to engage in a business of the same general type as conducted by it on the date of this Agreement.

       SECTION 5.5. MAINTENANCE OF INSURANCE. Each Borrower will maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, including, without limitation, insurance covering the Inventory and Equipment as required hereby.

       SECTION 5.6. COMPLIANCE WITH LAWS. Each Borrower will comply in all respects with all applicable laws, rules, regulations and orders (including, without limitation, ERISA), such compliance to include, without limitation, paying, before the same become delinquent, all taxes, assessments and governmental charges imposed upon it or upon its property.

       SECTION 5.7. RIGHT OF INSPECTION. At any reasonable time and from time to time, with reasonable notice, each Borrower will permit the Lender or any agent or representative of the Lender to audit, examine and verify the Collateral, examine and make copies of and abstracts from the records and books of account of, and visit the properties of, each Borrower, and to discuss the affairs, finances and accounts of each Borrower with any of its officers and directors and each Borrower's independent accountants. The Borrowers agree to reimburse the Lender for all reasonable audit and Collateral verification and examination expenses incurred by it.

       SECTION 5.8. REPORTING REQUIREMENTS. The Borrowers will furnish to the
Lender:

              (a) Monthly Financial Statements of the Company. As soon as available and in any event within 30 days after the end of each calendar month, financial statements of the Company and its Subsidiaries as of the end of such month in substantially the same format as Schedule 5.8(a) attached hereto, and prepared in accordance with the GAAP. Such financial statements shall be certified to be accurate by a Principal Officer of the Company (subject to year-end adjustments) and each of the statements for each fiscal quarter end shall be accompanied by a Covenant Compliance Certificate for such quarterly period;

              (b) Annual Financial Statements of the Company. As soon as available and, in any event, within 90 days after the end of each fiscal year of the Company, audited financial statements consisting of the consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, and consolidated and consolidating statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year, all in reasonable detail and all prepared in accordance with GAAP, accompanied by an opinion thereon acceptable to the Lender of Ernst & Young or any other independent certified public accounting firm selected by the Company and acceptable to the Lender;

              (c) Management Letters. Promptly upon receipt thereof, copies of any reports submitted to the Company by independent certified public accountants in connection with examination of the financial statements of the Company made by such accountants;

              (d) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting a Borrower, that, if determined adversely to such Borrower, could have a Material Adverse Effect;

              (e) Notice of Defaults and Events of Default. As soon as possible and, in any event, within ten days after the occurrence of each Default and Event of Default, a written notice setting forth the details of such Default or Event of Default and the action that is proposed to be taken by the Borrowers with respect thereto;


              (f) SEC Reports; Proxy Statements, etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that the Company files with the Securities and Exchange Commission or sends to its stockholders;

              (g) Borrowing Base Certificate and Receivables Detail. As soon as available and, in any event, within 20 days after the end of each calendar month, (1) a Borrowing Base Certificate appropriately completed and executed by a Principal Officer of the Company and including a computation of the Borrowing Base as of the last day of such calendar month, accompanied by (i) an Aging as of the last day of the previous calendar month, (ii) such other supporting documents as the Lender from time to time reasonably may request, and (iii) such invoices, instruments, chattel paper and other evidence of indebtedness representing any Receivables, duly endorsed to the Lender, as the Lender may request; (2) an unbilled Receivables report in form and detail acceptable to the Lender, and (3) a contract backlog report reflecting all contracts of the Borrowers, the work completed and billed under such contracts, the work remaining to be completed and billed and the type and term of each contract. A copy of each item described in this Section Section 5.8((g)) shall be delivered within the deadline specified to the Lender's Government Contracts Administration Division at 8245 Boone Boulevard, 3rd Floor, Vienna, Virginia 22182-3871, Attention: Timothy J. Duggan, Senior Vice President;

              (h) Inventory Report. Within 20 days after the end of each calendar month, a report, in form and detail acceptable to the Lender, listing all Inventory of the Borrowers on hand as of the last day of such calendar month, which reports shall specify the locations of all such Inventory and a reconciliation of such Inventory then on hand to the Inventory on hand as of the last day of the immediately preceding calendar month;

              (i) Customer List. If required by the Lender, within 90 days after the end of each fiscal quarter of the Company, a current Customer List;


              (j) Management Changes. At least 30 days prior written notice of any new appointments to the offices of the president, chairman or chief financial officer of any Borrower;

              (k) Projections. At least 30 days prior to the end of each fiscal year, consolidated and consolidating balance sheets, income statements and cash flows of the Borrowers setting forth projections for each fiscal quarter of the next succeeding fiscal year, and setting forth in reasonable detail the assumptions underlying such projections;

              (l) Notice of Material Adverse Effect. Prompt notice of any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Company or any Subsidiary which has had or may have a Material Adverse Effect;

              (m) Government Contract Audits. Promptly after a Borrower's receipt thereof, notice of any final decision of a contracting officer disallowing costs aggregating more than $100,000;

              (n) Material Contracts. Promptly after entering into any Material Contract or amendment thereof (other than contracts awarded to a Borrower in the ordinary course of business and amendments thereof), a notice containing a description of such Material Contract or amendment (with copies thereof if requested by the Lender), and prompt written notice of the termination or breach by any Person of a Material Contract;

              (o) Additional Monthly Reports. Within 20 days after the end of each calendar month (1) a listing and aging of accounts payable at the end of such calendar month and (2) a written summary, in form and detail acceptable to the Lender, of variances between the budgeted and actual results of operations of the Borrowers, material balance sheet adjustments and material adjustments of actual and projected cash flow needs of the Borrowers;

              (p) Updated Cash Flow Forecast. On the first and the sixteenth day of each calendar month, a written forecast, in form and detail acceptable to the Lender, of projected cash flow of the Borrowers for the next succeeding three-month period, including comparisons of actual cash flow to prior projections delivered to the Lender; and

              (q) General Information. Such other information respecting the condition or operations, financial or otherwise, of the Borrowers as the Lender from time to time reasonably may request.

       SECTION 5.9. YEAR 2000 COMPLIANCE. The Borrowers shall initiate and maintain a program to identify any Date Affected Information Technology used in the business operations of the Borrowers that is not Fully Date Capable, and, in connection therewith, undertake in good faith to make all material Date Affected Information Technology used in such business operations Fully Date Capable prior to the date that the failure to be Fully Date Capable would adversely affect the operation thereof. The Borrowers shall advise the Lender in the event that any Borrower has reason to believe that any material Date Affected Information Technology will not be Fully Date Capable prior to the date that the failure to be Fully Date Capable would adversely affect the operation thereof, and advise the Lender in the event that any Borrower has reason to believe that it will be adversely affected by the failure of any affiliated or nonaffiliated entity to have its Date Affected Information Technology Fully Date Capable. Each Borrower agrees to provide the Lender, upon request, access to and copies of information necessary to permit the Lender to determine whether such Borrower's Date Affected Information Technology is, or will be, Fully Date Capable, including, without limitation, (i) minutes, resolutions and reports to and from such Borrower's Board of Directors or committee thereof, (ii) internally generated reports, consultant reports or auditor's report regarding the status of such Borrower's Date Affected Information Technology, (iii) all documents relating to a "Year 2000" program, and (iv) officer certificates or other statements requested by the Lender regarding the status of Date Affected Information Technology. The Borrowers acknowledge that the Lender's right to receive, or the Lender's receipt of, the foregoing information does not impose any obligation on the Lender to assess the accuracy or effect of such information, or to recommend or require remedial action of any kind. The Borrowers hereby acknowledge that the actual or potential failure or degradation of any material Date Affected Information Technology due to its failure to be Fully Date Capable may constitute a Material Adverse Effect.

       SECTION 6. NEGATIVE COVENANTS. The Borrowers agree that, without first obtaining the prior written consent of the Lender:

       SECTION 6.1. LIENS. The Borrowers will not create, incur, assume or permit to exist, any Lien upon or with respect to any of their properties, now owned or hereafter acquired, except: (a) Liens in favor of the Lender; (b) Liens that are incidental to the conduct of the business of a Borrower, are not incurred in connection with the obtaining of credit and do not materially impair the value or use of assets of such Borrower; (c) purchase-money Liens, whether now existing or hereafter arising (including those arising out of a Capital Lease) on any fixed assets provided that (1) any property subject to a purchase-money Lien is acquired by a Borrower in the ordinary course of its respective business and the Lien on any such property is created contemporaneously with such acquisition, (2) each such Lien shall attach only to the property so acquired, (3) the Debt secured by all such Liens shall not exceed the aggregate at any time outstanding $600,000 in the aggregate for all of the Borrowers; and (d) Liens on the specific items of Inventory for which IBM Credit Corporation has provided purchase money financing, provided that IBM Credit Corporation acknowledges in writing that any such Liens in Receivables arising out of the sale, lease or other disposition of such Inventory are subordinate to the Lien of the Lender in such Receivables.

       SECTION 6.2. DEBT. The Borrowers will not create, incur, assume or permit to exist, any Debt, except: (a) the Obligations; (b) Subordinated Debt; (c) ordinary trade accounts payable; (d) Debt of a Borrower (including Debt arising out of a Capital Lease) or any Subsidiary secured by purchase-money Liens permitted by this Agreement; and (e) Debt to IBM Credit Corporation arising out of the Inventory floor plan financing provided by IBM Credit Corporation.

       SECTION 6.3. MERGERS, ETC. No Borrower will merge or consolidate with any Person, or permit any Subsidiary to do so, except that one Borrower may merge into or transfer assets to any other Borrower.

       SECTION 6.4. SALE AND LEASEBACK; SYNTHETIC LEASES. No Borrower will (a) sell, transfer or otherwise dispose of, any real or personal property to any Person and thereafter, directly or indirectly, lease back the same or similar property; or (b) create, incur, assume, or permit to exist any obligations under a Synthetic Lease.

       SECTION 6.5. DIVIDENDS; DISTRIBUTIONS; SUBORDINATED DEBT PAYMENTS. The Company will not declare or pay any dividends or distributions; or make any payments with respect to Subordinated Debt; or purchase, redeem, retire, prepay or otherwise acquire for value any of its capital stock or Subordinated Debt now or hereafter outstanding; or make any distribution of assets to its stockholders as such whether in cash, assets or obligations of the Company; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of, any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock.

       SECTION 6.6. SALE OF ASSETS. No Borrower will sell, lease, assign, transfer, license or otherwise dispose of, any of its now owned or hereafter acquired assets, except for (a) Inventory and Intellectual Property sold, licensed or leased in the ordinary course of business, (b) the sale or other disposition of assets other than Inventory and $100,000 in the aggregate for all Borrowers during any fiscal year, and (c) the HTSI Sale, provided that the prepayments required by Section Section 2.8 hereof are made contemporaneously with the closing of the HTSI Sale.

       SECTION 6.7. LOANS. No Borrower will make any loan or advance to any Person except for (a) travel advances or other advances in an aggregate amount not to exceed $100,000 at any one time outstanding, which are made to any employee of any Borrower in the ordinary course of such Borrower's business and in furtherance of such employee's performance under a contract with a Customer and (b) loans made to a Borrower by any other Borrower, and (c) loans to officers and employees of the Borrowers not to exceed $100,000 in the aggregate outstanding at any time for all Borrowers, provided that, after giving effect thereto, no Default or Event of Default shall occur.

       SECTION 6.8. GUARANTIES, ETC. No Borrower will assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable (including, but not limited to, any liability arising out of any agreement to purchase any obligation, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for obligations of any Person, or permit any such guaranties or liabilities to exist, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

       SECTION 6.9. ACQUISITIONS. No Borrower will form a Subsidiary, become a partner or joint venturer with any person, or purchase or acquire all or substantially all of the assets of any Person, or any capital stock of or ownership interest in any other Person. If the Lender consents to the acquisition or formation of a Subsidiary by a Borrower, such Borrower will cause such

Subsidiary to (a) execute and deliver to the Lender an Assumption
Agreement, and (b) satisfy all of the conditions set forth in Section Section
7.3. The Lender agrees that it will not withhold its consent to a Borrower entering into a joint venture or teaming agreement with another Person in the ordinary course of business, provided that such Borrower does not assume any obligations of any other Person in connection therewith.

       SECTION 6.10. TRANSACTIONS WITH AFFILIATES. No Borrower will enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business and upon fair and reasonable terms no less favorable to such Borrower than would be applicable in a comparable arm's-length transaction with a Person not an Affiliate.

       SECTION 6.11. FINANCIAL COVENANTS. The Company will not:

              (a) TANGIBLE NET WORTH. Permit Tangible Net Worth to be less than the Minimum Compliance Level as of the end of any fiscal quarter, beginning with the fiscal quarter ended on June 30, 1999;

              (b) CAPITAL EXPENDITURES. Incur Capital Expenditures of greater than $250,000 during any fiscal quarter; or

              (c) NET INCOME. Permit the consolidated Net Income of the Company and its Subsidiaries to be less than $100,000 for any fiscal quarter, beginning with the fiscal quarter ending on September 30, 1999.

       SECTION 6.12. CLAIMS. No Borrower will assert any UCC Claim, as defined in the Release Agreement, unless the Borrowers shall first terminate the credit facilities provided for herein in accordance with the provisions of Section
Section 2.9 of this Agreement.

       SECTION 7. CONDITIONS OF LENDING. The making of the Loans shall be subject to the following conditions:

       SECTION 7.1. CONDITIONS PRECEDENT TO CLOSING. The initial disbursement of the Loans shall be subject to the following conditions precedent, provided, however, that if the Lender elects to make such initial disbursement prior to all of such conditions precedent being satisfied, the Borrowers agree that they shall cause all such conditions to be satisfied within 30 days after such disbursement:

              (a) The Loan Documents shall have been appropriately completed, duly executed by the parties thereto, recorded where necessary and delivered to the Lender.

              (b) No Default or Event of Default shall have occurred and be continuing.

              (c) All representations and warranties contained herein shall be true and correct at the Closing Date.

              (d) All legal matters incident to the Loans shall be satisfactory to counsel for the Lender, and the Borrowers agree to execute and deliver to the Lender such additional documents and certificates relating to the Loans as the Lender reasonably may request.

              (e) Financing statements in form and substance satisfactory to the Lender shall have been properly filed in each office where necessary to perfect the Lender's security interest in the Collateral, termination statements shall have been filed with respect to any other financing statements covering all or any portion of the Collateral and all taxes and fees with respect to such recording and filing shall have been paid by the Borrowers.

              (f) All Intellectual Property subject or entitled to United States copyright, patent or trademark protection, and such documents as are necessary to perfect the Lender's security interest therein, shall have been duly registered with the United States Patent and Trademarks Office or the Register of Copyrights, as applicable, and the Lender shall have received a search report confirming that no Liens are recorded with respect thereto.

              (g) The Borrowers shall have delivered to the Lender (1) certified copies of evidence of all corporate actions taken by the Borrowers to authorize the execution and delivery of the Loan Documents, (2) certified copies of the article of incorporation, and bylaws of the Borrowers, (3) a certificate of incumbency for the officers of the Borrowers executing the Loan Documents,
(4) a good standing certificate, dated not more than 30 days prior to the Closing Date, from the appropriate state official of any state in which the Borrowers are incorporated or qualified to do business, and (5) such additional supporting documents as the Lender or counsel for the Lender reasonably may request.

              (h) The Lender shall have received (1) a Borrowing Base Certificate, (2) an Aging, and (3) a report setting forth the status of all contracts relating to Eligible Receivables from the most recent fiscal month and shall be in form and substance satisfactory to the Lender.

              (i) The Lender shall have received a field examination report of the Collateral in form and substance acceptable to it.

              (j) The Lender shall have received the written opinion of counsel to the Company, in form and substance satisfactory to the Lender.

              (k) The Lender shall have received financing statement, judgment and tax lien searches reflecting that there are no Liens outstanding against the Collateral other than those permitted by the Agreement.

              (l) The Lender shall have received evidence that the Borrowers have obtained the insurance required by this Agreement.

              (m) The Lender shall have received such landlord and mortgage waivers as it shall require.

              (n) The Lender shall have received the audited financial statements of the Company for its fiscal year ending on March 31, 1999.

              (o) The Lender shall have received the Release Agreement, duly executed by the Borrowers.

              (p) The Lender shall have received such merger documents evidencing the merger of Technology into the Company as the Lender shall require.

       SECTION 7.2. CONDITIONS PRECEDENT TO SUBSEQUENT DISBURSEMENTS. The disbursement and issuance of subsequent Loans and Letters of Credit shall be subject to the following conditions precedent:

              (a) No Default or Event of Default shall have occurred and be continuing.

              (b) No Material Adverse Effect shall have occurred in the financial condition of any Borrower.

              (c) All representations and warranties of the Borrowers contained in the Loan Documents shall be true and correct at the date of such disbursement.

              (d) No change shall have occurred in any law or regulations thereunder or interpretations thereof that, in the opinion of counsel for the Lender, would make it illegal for the Lender to make Loans hereunder.

              (e) If required by the Lender, the Company shall have delivered to the Lender a current Borrowing Base Certificate and a current Aging, duly executed by the president or treasurer of the Company and appropriately completed, and such other supporting data and documentation relating to the Collateral as may be required by the Lender in its reasonable discretion.

       SECTION 7.3. CONDITIONS PRECEDENT TO SUBSIDIARIES BECOMING BORROWERS. Any Subsidiary of the Company shall become a Borrower under this Agreement, subject to the satisfaction of the following conditions precedent:

              (a) The Subsidiary shall execute and deliver to the Lender an Assumption Agreement.

              (b) No Default or Event of Default shall have occurred and be continuing.

              (c) All legal matters incident to such Subsidiary becoming a Borrower shall be satisfactory to counsel for the Lender, and the Subsidiary shall execute and deliver to the Lender such additional documents and certificates relating to the Loans as the Lender may reasonably request.

              (d) The Lender shall have received an opinion of counsel to the Subsidiary, addressed to the Lender, covering such matters as the Lender may request, in form and substance satisfactory to the Lender.

              (e) Financing statements in form and substance satisfactory to the Lender shall have been properly filed in each office where necessary to perfect the security interest of the Lender in the Collateral of the Subsidiary, termination statements shall have been filed with respect to any other financing statements covering all or any portion of such Collateral (except with respect to Liens or security interests permitted by this Agreement), all taxes and fees with respect to such recording and filing shall have been paid by such Subsidiary and the Lender shall have received such lien searches or reports as it shall require confirming that the foregoing filings and recordings have been completed.

              (f) The Subsidiary shall have delivered the following documents to the Lender, each of which shall be certified as of the date on which it is to become a Borrower, by its secretary or representative performing similar functions: (1) copies of evidence of all actions taken by the Subsidiary to authorize the execution and delivery of the Assumption Agreement and the other Loan Documents; (2) copies of the articles or certificate of incorporation and bylaws (or comparable organizational documents) of the Subsidiary; and (3) a certificate as to the incumbency and signatures of the officers executing the Loan Documents.

              (g) The Lender shall have received a certificate of good standing and qualification (or similar instrument) issued by the appropriate state official of the state of incorporation of the Subsidiary, dated within 30 days of the date of the applicable Loan Documents.

              (h) The Lender shall have received a listing and aging of Accounts Receivable, a Borrowing Base Certificate, an Inventory schedule, a report setting forth the status of all contracts relating to its Eligible Receivables and such other financial information of such Subsidiary as may be requested by the Lender from time to time, all of which shall be of a current date and shall be in form and substance satisfactory to the Lender.

              (i) If required by the Lender, the Lender shall have received a satisfactory field examination of the Collateral and internal control systems of the Subsidiary performed by a consultant selected by the Lender, and the Borrowers shall have reimbursed the Lender for the cost of such consultant.


              (j) If required by the Lender, it shall have received a landlord waiver from each landlord of the Subsidiary, which shall be in form and substance acceptable to the Lender.

              (k) All Intellectual Property of such Subsidiary that is subject to a Material IP Agreement shall have been duly registered with the Register of Copyrights or the United States Patent and Trademark Office, as applicable, all documents necessary to perfect the Lender's security interest therein shall have been recorded in such office, and the Lender shall have received evidence that it has a first priority perfected Lien with respect thereto.

              (l) The Borrowers agree no Receivable of a Subsidiary shall be included in the Borrowing Base prior to the date on which all of the foregoing conditions are satisfied.


       SECTION 8. DEFAULT.

       SECTION 8.1. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

              (a) Failure of a Borrower to pay any Obligation to the Lender, including, without limitation, the principal of or interest on any Notes or the Loans, or amounts due under a Letter of Credit Agreement, when the same shall become due and payable, whether at maturity, or otherwise, and such failure shall continue for a period of ten days; or

              (b) If a Borrower refuses to permit the Lender to inspect, examine, verify or audit the Collateral in accordance with the provisions of this Agreement; or

              (c) Failure of a Borrower to perform or observe any covenant contained in Section Section 6 of this Agreement; or

              (d) Failure of the Borrowers to perform their obligations under Section Section 5.8(g) and such failure shall continue for a period of five days; or

              (e) Failure of a Borrower to perform or observe any other term, condition, covenant, warranty, agreement or other provision contained in this Agreement (except any such failure resulting in the occurrence of another Event of Default described in this Section), within 30 days after the earlier of actual knowledge thereof by such Borrower or written notice from the Lender to the Company specifying such failure; or

              (f) If any representation or warranty made or deemed made by a Borrower in this Agreement, any Loan Document or any statement or representation made in any certificate, report or opinion delivered pursuant to this Agreement (including any Covenant Compliance Certificate, Borrowing Base Certificate or financial statements) or in connection with any borrowing under this Agreement was materially untrue or is breached in any material respect; or

              (g) If, as a result of default, any other obligation of a Borrower for the payment of any Debt becomes or is declared to be due and payable prior to the expressed maturity thereof, unless and to the extent that the declaration is being contested in good faith in a court of appropriate jurisdiction; or

              (h) A Borrower makes an assignment for the benefit of creditors, files a petition in bankruptcy, petitions or applies to any tribunal for any receiver or any trustee of such Borrower or any substantial part of its property, or commences any proceeding relating to such Borrower under any reorganization, arrangement, readjustments of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or

              (i) If, within 60 days after the filing of a bankruptcy petition or the commencement of any proceeding against a Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the proceeding shall not have been dismissed, or, if, within 60 days after the appointment, without the consent or acquiescence of such Borrower, of any trustee, receiver or liquidator of a Borrower or of all or any substantial part of the properties of a Borrower, the appointment shall not have been vacated; or

              (j) Any judgment against a Borrower in excess of $100,000 or any attachment in excess of $100,000 against any property of a Borrower that remains unpaid, undischarged, unbonded or undismissed for a period of 30 days, unless and to the extent that the judgment or attachment is appealed in good faith in a court of higher jurisdiction and the appeal remains pending; or

              (k) If any of the following events shall occur or exists with respect to any Borrower or any employee benefit or other plan established, maintained or to which contributions have been made by any Borrower, any Affiliate of any Borrower or any other Person that, together with the Borrower, would be treated as a single employer under Section 4001 of ERISA, and the Lender determines that the same would have a Material Adverse Effect: (1) any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code), (2) any reportable event (as defined in Section 4043 of ERISA and the regulations issued thereunder), (3) the filing under Section 4041 of ERISA of a notice of intent to terminate any such plan or the termination of such plan, or
(4) the institution of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such plan; or

              (l) If any Borrower, any Subsidiary or any Affiliate of any Borrower or Subsidiary shall be debarred or suspended from any contracting with the Government; or

              (m) The Loan Documents shall for any reason cease to create a valid and perfected first priority security interest in any of the Collateral purported to be covered thereby or if any Loan Document ceases to be in full force and effect; or

              (n) If the Lender, in good faith, deems itself insecure in its reasonable judgment or determines that an event has occurred that will result in a Material Adverse Effect, and the cause for such determination is not cured to the Lender's satisfaction within 30 days after notice from the Lender to the Company specifying the Lender's basis therefor; or

              (o) The dissolution, liquidation or termination of existence of a Borrower; or

              (p) If a Borrower fails to give the Lender any notice required by this Agreement within ten days after the occurrence of the event giving rise to the obligation to give such notice, provided that such failure to give notice shall not constitute an Event of Default if the applicable Event of Default or breach is cured within any grace period that otherwise would have been applicable had the notice been timely given; or

              (q) The occurrence of an event of default under any other Loan Document and the expiration of all applicable cure periods; or

              (r)    If:

                     (1) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), but excluding Research Industries and Arch
       C. Scurlock, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 25% of the total voting power of the then outstanding voting stock of the Company; or

                     (2) During any twelve-month period (commencing on or after the Agreement Date), a majority of the Board of Directors of the Company shall no longer be composed of individuals (A) who were members of such Board of Directors on the first date of such period, (B) whose election or nomination to such Board of Directors was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of such Board of Directors or (C) whose election or nomination to such Board of Directors was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of such Board of Directors; or

              (s) If any Subordinated Debt holder gives written notice to the Lender purporting to terminate the effect of the subordination thereof to the Obligations.

       SECTION 8.2. REMEDIES UPON DEFAULT. Upon the occurrence of an Event of Default, the following provisions shall be applicable:

              (a) The Lender, at its option, may terminate its obligation to make Loans and issue Letters of Credit under this Agreement and declare all Obligations, whether incurred prior to, contemporaneous with or subsequent to the date of this Agreement, and whether represented in writing or otherwise, immediately due and payable and may exercise all of its rights and remedies against the Borrowers and any Collateral. The Lender also may require the Borrowers to pay, and the Borrowers agree to pay, to the Lender an amount of cash equal to the aggregate amount of the Letters of Credit then outstanding, and any amounts paid by the Borrowers shall be held by the Lender in a cash collateral account, over which the Lender shall have the exclusive power of withdrawal, as security for the Obligations arising out of the Letters of Credit and the Letter of Credit Agreements.

              (b) The Lender may foreclose its lien and security interest in the Collateral in any way permitted by law and shall have, without limitation, the remedies of a secured party under the UCC. The Lender may enter the premises of any Borrower without legal process and without incurring liability to any Borrower and remove the Collateral to such place or places as the Lender may deem advisable, or the Lender may require the Borrowers to assemble the Collateral and make the Collateral available to the Lender at a convenient place and, with or without having the Collateral at the time or place of sale, the Lender may sell or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, at any time or place, in one or more sales and upon such terms and conditions as the Lender may elect. The Lender shall give not less than five Business Days' prior written notice to the Borrowers of the time and place of any public sale of the Collateral or the time after which the Collateral may be sold in a private sale, which each Borrower agrees constitutes commercially reasonable notice. At any such sale the Lender may be the purchaser, subject to the applicable provisions of the UCC.

              (c) The proceeds from any sale of the Collateral by the Lender shall first be applied to any costs and expenses in securing possession of the Collateral and to any expenses in connection with the sale. The net proceeds will be applied toward the payment of the Obligations. Application of the net proceeds as to particular Obligations or as to principal, interest and fees shall be in the Lender's absolute discretion. Any deficiency will be paid to the Lender by the Borrowers forthwith upon demand, and any surplus will be paid to the Borrowers, as applicable.

              (d) The Lender is hereby authorized at any time or from time to time, without notice to the Borrowers (any such notice being expressly waived by each Borrower), to setoff and apply any deposit (general or special, time or demand, provisional or final) or investment account at any time held, including any certificate of deposit, and other indebtedness at any time owed by the Lender or any of its affiliates, whether or not any such deposit or indebtedness is then due, to or for the credit or account of any Borrower against any and all of the Obligations. The Lender shall give prompt written notice of any setoff to the Borrowers.

              (e) EACH BORROWER, HAVING KNOWLEDGE THAT IT MAY BE ENTITLED TO NOTICE AND A HEARING PRIOR TO REPOSSESSION OF THE COLLATERAL, WAIVES ANY RIGHT THAT IT MAY HAVE UNDER EXISTING OR FUTURE LAW TO NOTICE OF FORECLOSURE AND ANY OTHER ACT DESCRIBED HEREIN, TO ANY HEARING THAT MAY BE HELD RELATING TO FORECLOSURE OR ANY OTHER SUCH ACTS, AND TO ANY NOTICE THAT MAY BE REQUIRED TO BE GIVEN BY THE LENDER PRIOR TO SUCH HEARING, OTHER THAN THE NOTICES REQUIRED BY THE LOAN DOCUMENTS OR THE UCC. THE LENDER AND EACH BORROWER EXPRESSLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY WITH RESPECT TO ANY

LITIGATION RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.


              (f) The Lender itself may perform or comply, or otherwise cause performance or compliance, with the obligations of a Borrower contained in this Agreement, including, without limitation, the obligations of each Borrower to defend and insure the Collateral. The expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at the Prime Rate plus 2%, shall be payable by the Borrowers to the Lender on demand and shall constitute Obligations.

       SECTION 9. MISCELLANEOUS.

       SECTION 9.1. COLLECTION COSTS. The Borrowers shall pay all of the reasonable costs and expenses incurred by the Lender in connection with the enforcement of this Agreement and the other Loan Documents, including, without limitation, reasonable attorneys' fees and expenses.

       SECTION 9.2. MODIFICATION AND WAIVER. Except for the other documents expressly referred to in this Agreement, this Agreement contains the entire agreement between the parties and supersedes all prior agreements between the Lender and the Borrowers concerning the Loans and the Letters of Credit. No modification or waiver of any provision of this Agreement or any other Loan Document and no consent by the Lender to any departure therefrom by any Borrower shall be effective unless such modification or waiver shall be in writing and signed by an officer of the Lender with a title of vice president or any higher office, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Lender contained in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights or remedies otherwise provided by law.


       SECTION 9.3. NOTICES. All notices, requests, demands or other communications provided for in this Agreement (except for requests for Loans made by telephone as described in Section Section 2.1 above) shall be in writing and shall be delivered by hand, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, to the Lender at 8245 Boone Boulevard, 3rd Floor, Vienna, Virginia 22182, Attention: Mr. Timothy J. Duggan, or to the Borrowers at 5250 Cherokee Avenue, Alexandria, Virginia 22312,
Attention: ________________________. Any notice, request, demand or other communication delivered or sent in the foregoing manner shall be deemed given or made (as the case may be) upon the earliest of (a) the date it is actually received, (b) the business day after the day on which it is delivered by hand,
(c) the business day after the day on which it is properly delivered to Federal Express (or a comparable overnight delivery service), or (d) the third business day after the day on which it is deposited in the United States mail. Any Borrower or the Lender may change its address by notifying the other party of the new address in any manner permitted by this Section Section 9.3. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given shall not affect the date of such notice, election or demand sent in accordance with the foregoing provisions.

       SECTION 9.4. COUNTERPARTS. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which together constitute one and the same agreement.

       SECTION 9.5. CAPTIONS. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

       SECTION 9.6. SURVIVAL OF AGREEMENTS. All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the making and renewal of the Loans hereunder.


       SECTION 9.7. FEES AND EXPENSES. Whether or not any Loans are made hereunder, the Borrowers shall pay on demand all out-of-pocket costs and expenses incurred by the Lender in connection with the preparation, negotiation, execution, delivery, filing, recording and enforcement of this Agreement and any of the documents executed or delivered in connection herewith, including, without limitation, the reasonable fees and expenses of counsel to the Lender, and local counsel who may be retained by the Lender, with respect to this Agreement and such documents and any amendments thereof and with respect to advising the Lender as to its rights and responsibilities thereunder.

       SECTION 9.8. USE OF DEFINED TERMS. All terms defined in this Agreement shall have the defined meanings when used in certificates, reports or other documents made or delivered pursuant to this Agreement, unless the context shall otherwise require.

       SECTION 9.9. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and bind the respective parties hereto and their successors and assigns; provided, however, that no Borrower may assign its rights hereunder without the prior written consent of the Lender.

       SECTION 9.10. ACCOUNTING TERMS. All accounting terms used herein that are not otherwise expressly defined in this Agreement shall have the meanings respectively given to them in accordance with GAAP in effect on the date of this Agreement. Except as otherwise provided herein, all financial computations made pursuant to this Agreement shall be made in accordance with GAAP and all balance sheets and other financial statements shall be prepared in accordance with GAAP. Except as otherwise provided herein, whenever reference is made in any provision of this Agreement to a balance sheet or other financial statement or financial computation with respect to a Borrower, such terms shall mean a consolidated balance sheet or other financial statement or financial computation, as the case may be, with respect to such Borrower and its Subsidiaries.

       SECTION 9.11. CONFIDENTIALITY. Except as otherwise provided by applicable law, the Lender shall utilize all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential or proprietary by the Company in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to any of its affiliates (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (b) as reasonably required by any bona fide assignee, participant or other transferee in connection with the contemplated transfer of any Loan or participations therein (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required by any governmental authority or representative thereof or pursuant to legal process; (d) to the Lender's independent auditors, counsel and other professional advisors (provided they shall be notified of the confidential nature of the information and they agree to keep such information confidential); and (e) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise by the Lender of rights hereunder or under any of the other Loan Documents.

       SECTION 9.12. LIMITATION OF LIABILITY. Each Borrower hereby waives, releases, and agrees not to sue the Lender or any of the Lender's Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby.

       SECTION 9.13. WAIVER. EACH OF THE LENDER AND THE BORROWERS EXPRESSLY WAIVES ITS RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION OR OTHER DISPUTE RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

       SECTION 9.14. SEVERABILITY. If any provision of any Loan Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Agreement, such provision shall be fully severable, such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Document, and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Loan Document.

       SECTION 9.15. CONSENT TO JURISDICTION. Each party to this Agreement hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of the Circuit Court for Fairfax County, Virginia, or the United States District Court for the Eastern

District of Virginia, Alexandria Division, over any suit, action or proceeding arising out of or relating to this Agreement, any Loan Document or the Obligations. Each party to this Agreement hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Each Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in the courts designated above may be made by certified or registered mail, return receipt requested, directed to such Borrower at its address for notice stated in Section
Section 9.3 above, or at a subsequent address of which the Lender received actual notice from such Borrower in accordance with the terms hereof, and service so made shall be complete five days after the same shall have been so mailed. The foregoing provisions shall not limit the right of the Lender or any other party hereto to serve process in any other manner permitted by law or limit the right of the Lender or other party hereto to bring any suit, action or proceeding or to obtain execution on any judgment rendered in any suit, action or proceeding in any other appropriate jurisdiction or in any other manner.

SECTION 9.16. INTERPRETATION.

              (a) This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State, without reference to conflict of laws principles.

              (b) The representations, warranties, covenants and agreements contained in this Agreement shall be deemed to have been given and undertaken by the Borrowers jointly and severally.

       SECTION 9.17. AMENDMENT AND RESTATEMENT. The Lender and the Borrowers agree that the Existing Agreement is amended and restated in its entirety by this Agreement. This Agreement is an amendment, and not a novation, of the Existing Agreement.

                         [SIGNATURES ON FOLLOWING PAGE]

       IN WITNESS WHEREOF, the Borrowers and the Lender have caused this Agreement to be signed by their duly authorized representatives all as of the day and year first above written.

                                     LENDER:

                                     CRESTAR BANK,
                                     a Virginia banking corporation

                                     By:
                                        -----------------------------------
                                     Name:
                                          ---------------------------------
                                     Title:
                                           --------------------------------

                                     BORROWERS:

                                     HALIFAX CORPORATION,

                                     a Virginia corporation

                                     By:
                                        -----------------------------------
                                     Name:
                                          ---------------------------------
                                     Title:
                                           --------------------------------

                                     HALIFAX ENGINEERING, INC.,
                                      a Virginia corporation

                                     By:
                                        -----------------------------------
                                     Name:
                                          ---------------------------------
                                     Title:
                                           --------------------------------

                                     HALIFAX TECHNICAL SERVICES, INC.,
                                     a Virginia corporation

                                     By:
                                        ------------------------------------
                                     Name:
                                           ---------------------------------
                                     Title:
                                            --------------------------------

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                     HALIFAX REALTY, INC.,
                                     a Virginia corporation

                                     By:
                                        -----------------------------------
                                     Name:
                                          ---------------------------------
                                     Title:
                                           --------------------------------

                          LIST OF SCHEDULES & EXHIBITS

                       Exhibit A             - Assumption Agreement

                       Exhibit B             - Borrowing Base Certificate

                       Exhibit C             - Covenant Compliance Certificate

                       Exhibit D             - Form of Revolving Note

                       Exhibit E             - Release Agreement

                       Exhibit F             - Form of Term Note One

                       Exhibit G             - Form of Term Note Two

                       Schedule 3.3          - Equipment and Inventory Locations

                       Schedule 4.10         - Corporate Names and Chief Executive Offices

                       Schedule 4.13         - Intellectual Property

                       Schedule 4.14         - Material Contracts

                       Schedule 4.17         - Collective Bargaining Agreements

                       Schedule 5.8(a)       - Form of Monthly Financials

                                    EXHIBIT A

                                     FORM OF
                              ASSUMPTION AGREEMENT

       THIS ASSUMPTION AGREEMENT (as the same may be amended, modified or supplemented from time to time, the Assumption), dated as of _____________, _____, made by ____________________________, a _____________ corporation (the
Subsidiary), in favor of the Lender (as defined below), recites and provides:

                                 R E C I T A L S

       Pursuant to the terms of a Sixth Amended and Restated Loan and Security Agreement, dated as of September 1, 1999 (as amended, modified or supplemented from time to time, the Loan Agreement), between Halifax Corporation, a Virginia corporation (the Company), Halifax Engineering, Inc., a Virginia corporation (Engineering), Halifax Technical Services, Inc., a Virginia corporation (Technical) and Halifax Realty, Inc., a Virginia corporation (Realty, and together with the Company, Engineering and Technical, the Original Borrowers), and Crestar Bank, a Virginia banking corporation (the Lender), the Lender agreed to extend credit to the Original Borrowers. Terms defined in the Loan Agreement shall have the same defined meanings when such terms are used in this Assumption.

       The Company owns [100%] [____%] of the capital stock of the Subsidiary. The Original Borrowers and the Subsidiary, together with the other Subsidiaries of the Original Borrowers, are engaged in business on a consolidated and integrated basis, and their integrated operations include applying for and making use of credit on a joint basis. Accordingly, the Original Borrowers have requested that the Subsidiary become a Borrower under the Loan Agreement and the other Loan Documents. The Lender has agreed to accept the Subsidiary as a Borrower thereunder, and the Subsidiary has agreed to assume the Obligations. Accordingly, the Subsidiary agrees as follows:

       SECTION 10. The Subsidiary (a) assumes and agrees to be jointly and severally liable with each other Borrower for all of the Obligations now existing or hereafter arising, including, without limitation, the Obligations arising out of the Loan Agreement, the Loans, the Notes, the Letter of Credit Agreements and the other Loan Documents, and (b) agrees to be jointly and severally bound by all of the terms, covenants and conditions of the Loan Agreement, the Notes, the Letter of Credit Agreements and the other Loan Documents, and hereby assumes all of the Obligations of the Borrowers thereunder and agrees to be jointly and severally liable therefor.

       SECTION 11. The Subsidiary represents that (a) its chief executive office, within the meaning of Section 9.103(3)(d) of the UCC, is located at [______________________], and (b) during the five years prior to the date of this Assumption, the Subsidiary has not used any fictitious or corporate name other than its current corporate name. All of the representations and warranties set forth in the Loan Agreement are incorporated by reference in this Assumption, and shall be deemed to have been made and given by the Subsidiary as of the date hereof as though such representations and warranties were applicable to it.

       SECTION 12. The Subsidiary grants to the Lender, in accordance with and subject to the provisions of the Loan Agreement, a security interest in all of the Collateral of the Subsidiary as security for the Obligations.

       SECTION 13. The Subsidiary also agrees to execute, deliver and, if applicable, record, such additional instruments, documents and agreements as the Lender may reasonably require for the purpose of effecting the assumption described herein.

        IN WITNESS WHEREOF, the Subsidiary has caused this Assumption to be executed by its duly authorized representative as of the day and year first written above.

                                                          ,  a
                                     ---------------------     -----------

                                     By:
                                        -----------------------------------
                                     Name:
                                         ----------------------------------
                                     Title:
                                           --------------------------------

                                    EXHIBIT B

                                     FORM OF
                           BORROWING BASE CERTIFICATE

                                     [DATE]

Crestar Bank
8245 Boone Boulevard
3rd Floor
Vienna, Virginia  22182-3871
Attention:  Timothy J. Duggan, Vice President

Ladies and Gentlemen:

       In connection with the terms of the Sixth Amended and Restated Loan and Security Agreement, dated as of September 1, 1999 (as further amended, modified or supplemented from time to time, the Loan Agreement) between Halifax Corporation (the Parent), Halifax Engineering, Inc. (Engineering), Halifax Technical Services, Inc. (Technical), and Halifax Realty, Inc. (Realty, and together with the Parent, Engineering and Technical, collectively, the Borrowers), and Crestar Bank (the Lender), the undersigned, on behalf of the Parent and the other Borrowers, certifies that the following is true and correct:
--------------------------------------------------------------------------------




I.  TIER ONE

A.  ACCOUNTS RECEIVABLE

    Billed Accounts Receivable as of last report dated
                                                                  $
    ---------------                                                ---------
    Additions:      (a)  New Billings
                    (b)  Adjustments                              $
                                                                   ---------
     Less:          (a)  Collections since last report            $
                                                                   ---------
                    (b)  Adjustments                              $
                                                                   ---------
1.  Total Billed Accounts Receivable:                                               $
                                                                                     ---------

2.  Less Ineligible Receivables:
               (a)  Receivables aged over 90 days-not
                    including bonded:                             $
                                                                   ---------
               (b)  Bonded Receivables                            $
                                                                   ---------
               (c)  "At Risk" Work                                $
                                                                   ---------
               (d)  Rebills                                       $
                                                                   ---------
               (e)  Other Ineligible Receivables(1)
                    (VDOT/MLC/Siemens(2))                           $
                                                                   ---------
3.  Total Ineligible Receivables (Line A(2)(a)-A(2)(e))                             $
                                                                                     ---------

4.  Total Eligible Billed Accounts Receivable:                                      $
                                                                                     ---------

5.  Eligible Billed Government Accounts Receivable on
    Line 4:                                                                         $
                                                                                     ---------

6.  Government contribution to Borrowing Base (90% of
    Line 5):                                                                        $
                                                                                     ---------

7.  Eligible Billed Commercial Accounts Receivable on
    Line 4:                                                                         $
                                                                                     ---------

8.  Commercial contribution to Borrowing Base (85% of
    Line 7):                                                                        $
                                                                                     ---------

9.  Tier One Borrowing Base (A6 + A8):                                              $
                                                                                     ---------

II. TIER TWO CONTRIBUTION(3)

A.  BONDED CONTRACT ACCOUNTS RECEIVABLE:

1.  Total Billed Bonded Accounts Receivable:                                        $
                                                                                     ---------

2.  Less $1,500,000 excess factor:                                $1,500,000

3.  Less Ineligible Receivables:
               (a)  Receivables aged over 90 days:                $
                                                                   ---------
               (b)  "At Risk"/Rebills:                            $
                                                                   ---------
               (c)  Other Ineligible Receivables:                 $
                                                                   ---------

-----------------------------
(1) Receivables arising out of any Person's obligation to purchase Receivables of a Borrower shall not be included as a part of the Borrowing Base.

(2) All Siemens Receivables are Ineligible Receivables to the extent they exceed $1,000,000.

(3) Upon the closing of the HTSI Sale, the Tier Two Contribution shall not be included as a part of the Borrowing Base.

4.  Total Ineligible Bonded Accounts Receivable (Line
    A(3)(a)-A(3)(c)):                                                               $
                                                                                     ---------
5.  Total Eligible Bonded Accounts Receivable (Line 1-2-4):                         $
                                                                                     ---------
6.  Contribution to Borrowing Base (80% of Line 5; Not to
    exceed $2,000,000 cap):                                                         $
                                                                                     ---------
B.  TOTAL BORROWING BASE (TIER I BORROWING BASE + TIER II
    CONTRIBUTION) (NOT TO EXCEED $12,000,000(4))                                    $
                                                                                     =========

As of the date of this Borrowing Base Certificate, no Default or Event of Default has occurred and is continuing.

Capitalized terms used in this Borrowing Base Certificate shall have the same meanings as those assigned to them in the Loan Agreement. The foregoing is true and correct as of

-------------, ----.


HALIFAX CORPORATION

By:
   ----------------------------------------------
Title:  Vice President Finance & Accounting, CFO
Date:
     ------------------------------------


----------------------------------
(4) To be reduced to $10,000,000 immediately upon the closing of the HTSI Sale.

                                    EXHIBIT C

                                     FORM OF
                         COVENANT COMPLIANCE CERTIFICATE

       In connection with the terms of the Sixth Amended and Restated Loan and Security Agreement, dated as of September 1, 1999 (as amended, modified or supplemented from time to time, the Loan Agreement), between Halifax Corporation, a Virginia corporation (the Company), the Subsidiaries of the Company that are parties to the Loan Agreement, and Crestar Bank, a Virginia banking corporation (the Lender), the undersigned certifies that the following information is true and correct as of the date of this Covenant Compliance
Certificate:

       1. No Default or Event of Default has occurred and is continuing.

       2. The Minimum Compliance Level as of _______________________ was required to be $_____, and Tangible Net Worth as of such date was $___________ calculated as set forth in Schedule 1.

       3. Net Income of the Company and its Subsidiaries for the fiscal quarter ended on ____________ was required to be $100,000, and as of such date was $_______________ calculated as set forth in Schedule 2.

       Capitalized terms used in this Covenant Compliance Certificate shall have the same meanings as those assigned to them in the Loan Agreement. The foregoing is true and correct as of _______________, 19___.

       Dated  ______________, 19___.

                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                           Chief Financial Officer
                                           Halifax Corporation

                                   SCHEDULE 1

                               TANGIBLE NET WORTH

                          AND MINIMUM COMPLIANCE LEVEL

                               TANGIBLE NET WORTH

1.      Tangible Net Worth:                                                         $___________

        (a) Consolidated stockholder equity of the Company and its Subsidiaries
            as of ________________:                                                 $___________

        (b) Write-up in book value of assets of the Company and its Subsidiaries
            subsequent to the date of the Agreement                                 $___________

        (c) Investments in non-marketable securities                                $___________

        (d) Treasury stock                                                          $___________

        (e) Unamortized debt discount expense                                       $___________

        (f) Costs of investments in excess of net assets acquired at time of
            acquisition                                                             $___________

        (g) Loans, advances and other amounts owed to the Company and its
            Subsidiaries by officers, directors, shareholders, employees or
            Affiliates                                                              $___________

        (h) Leasehold improvements                                                  $___________

        (i) Patents, patent applications, copyrights, trademarks, trade names, goodwill, research and development costs, organizational expenses,
            capitalized software costs and other like intangibles                   $___________

        TOTAL [(a) minus (b) through (i)]                                           $___________

                            MINIMUM COMPLIANCE LEVEL

1.      Tangible Net Worth
        as of __________________                                                    *___________

2.      $150,000 Step-Up                                                            $___________

3.      Equity Issuances from March 31, 1999                                        $___________

4.      Extraordinary, unusual or non-recurring losses                              $___________

5.      Extraordinary, unusual or non-recurring gains                               $___________

6.      Minimum Compliance Level (1 + 2 + 3 + 4 - 5)**                              $___________

*$_______________ as of 3/31/99, and adjusted upward by $150,000 as of June 30,
1999, and as of the end of each fiscal quarter thereafter.

**Upward adjustment arising out of items 2 through 4 to be made as of June 30, 1999, and as of the end of each fiscal quarter thereafter. Downward adjustment arising out of item 5 to be made as of June 30, 1999 and as of the end of each fiscal quarter thereafter.

                                   SCHEDULE 2

                                   NET INCOME

1.      Net Income:

        (a) Consolidated Net Income                                                 $___________

        (b) Extraordinary, unusual or non-recurring gains                           $___________

        (c) Extraordinary, unusual or non-recurring losses                          $___________

        TOTAL ((a) minus (b) plus (c))*                                             $__________


*Aggregate (as adjusted) amount to be calculated as of June 30, 1999 and as of the end of each fiscal quarter thereafter.

                                    EXHIBIT D

                                     FORM OF
                                 REVOLVING NOTE

$12,000,000                                                _______________, 1999
                                                            Alexandria, Virginia

      FOR VALUE RECEIVED, the undersigned, each a Virginia corporation (collectively, the Borrowers and individually, a Borrower) hereby jointly and severally promise to pay to the order of CRESTAR BANK, a Virginia banking corporation (the Lender), at Commercial Loan Services, P.O. Box 26202, Richmond, Virginia 23260-6202, or such other location as the holder hereof may in writing designate, the principal sum of TWELVE MILLION AND NO/00 DOLLARS ($12,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Loans made by the Lender to the Borrowers under the Loan Agreement (as defined below)), in lawful money of the United States of America in immediately available funds, on the Termination Date, without defense, offset or counterclaim, and to pay interest on the unpaid principal amount of the Revolving Loans, at such office, in like money and funds, for the period commencing on the date of each Revolving Loan until such Revolving Loan shall be paid in full, at the applicable rate per annum and on the dates provided in the Loan Agreement. The Borrowers may borrow, prepay, and reborrow hereunder in accordance with the provisions of the Loan Agreement.

      The Lender is hereby authorized by the Borrowers to maintain records of the amount of each Revolving Loan made by the Lender, the date such Revolving Loan is made, and the amount of each payment or prepayment of principal of such Revolving Loan received by the Lender. Each Borrower agrees that the amounts so evidenced in such records, absent manifest error, shall constitute conclusive evidence of the amount owed hereunder.

      This Revolving Note is the Revolving Note referred to in the Sixth Amended and Restated Loan and Security Agreement (as amended, modified or supplemented from time to time, the Loan Agreement), dated as of September 1, 1999, between the Borrowers and the Lender, and evidences Revolving Loans made by the Lender thereunder. Undefined capitalized terms used in this Revolving Note have the respective meanings assigned to them in the Loan Agreement.

      Upon the occurrence and continuation of an Event of Default, the principal hereof and accrued interest hereon may be declared to be, or may become, forthwith due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

      Each Borrower, and every guarantor and endorser hereof, hereby waive presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Revolving Note.

      This Revolving Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without reference to conflict of laws principles.

      IN WITNESS WHEREOF, each Borrower has caused this Revolving Note to be executed by its duly authorized representative as of the day and year first above written.

                                   BORROWERS:

                                   HALIFAX CORPORATION,
                                    a Virginia corporation

                                   By:
                                       --------------------------------
                                   Name:
                                         ------------------------------
                                   Title:
                                          -----------------------------

                                   HALIFAX ENGINEERING, INC.,
                                    a Virginia corporation

                                   By:
                                       --------------------------------
                                   Name:
                                         ------------------------------
                                   Title:
                                          -----------------------------

                                   HALIFAX TECHNICAL SERVICES, INC.,
                                    a Virginia corporation

                                   By:
                                       --------------------------------
                                   Name:
                                         ------------------------------
                                   Title:
                                          -----------------------------

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                   HALIFAX REALTY, INC.,
                                    a Virginia corporation


                                   By:
                                       --------------------------------
                                   Name:
                                         ------------------------------
                                   Title:
                                          -----------------------------

                                    EXHIBIT E

                                     FORM OF
                                RELEASE AGREEMENT

      THIS RELEASE AGREEMENT (the Agreement), dated as of September 1, 1999, is made by and between HALIFAX CORPORATION, a Virginia corporation (the Company), HALIFAX ENGINEERING, INC., a Virginia corporation (Engineering), HALIFAX TECHNICAL SERVICES, INC., a Virginia corporation (Technical), HALIFAX REALTY, INC., a Virginia corporation (Realty, and together with the Company, Engineering and Technical, collectively, the Borrowers), and CRESTAR BANK, a Virginia banking corporation (the Bank).

                                   RECITALS

      The Borrowers, Halifax Technology Services Company, a Virginia corporation, (Technology) and the Bank are parties to the Fifth Amended and Restated Loan and Security Agreement, dated as of June 25, 1998, as amended by the First Amendment to Fifth Amended and Restated Loan and Security Agreement, dated as of February 23, 1999, by and between the Borrowers, Technology and the Bank, and by the Sixth Amended and Restated Loan and Security Agreement, dated as of September 1, 1999, by and between the Borrowers and the Bank (as further amended, modified or supplemented from time to time, the Loan Agreement). Terms defined in the Loan Agreement shall have the same defined meanings when such terms are used in this Amendment. Technology was merged into the Company on the date set forth in Section 4.1 of the Loan Agreement. The Borrowers have requested that the Bank amend certain provisions of the Loan Agreement. The Bank has agreed to do so, subject to its receipt of this Agreement.

      Accordingly, for valuable consideration, the receipt and sufficiency of which are acknowledged, the Borrowers and the Bank agree as follows:

      1. Except for the UCC Claim (as defined below), each Borrower irrevocably and unconditionally releases and forever discharges the Bank, its predecessors, successors, and assigns, and its parents, affiliates, subsidiaries, divisions, agents and subagents, if any, as well as the past, present, and future shareholders, officers, directors, partners, employees, agents attorneys, and insurers of each of them from all causes of action, suits, debts, liens, contracts, agreements, obligations, promises, liabilities, claims, rights, demands, damages, controversies, losses, costs, and expenses, specifically including attorney's fees and costs, of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, which it has, owns, holds, claims to have, claims to own, or claims to hold against the Bank in connection with, relating to or arising from the Loans or the Loan Documents and against the Bank or Bankers Trust (Delaware), or both, in connection with, relating to or arising from the Technology Embezzlement (as defined below), checks or other items, paid or any deposit account maintained by Technology with the Bank or Bankers Trust (Delaware), or withdrawals from any such deposit account of Technology.

      2. Each Borrower represents and warrants as follows:

             a. through its duly authorized representatives, it has carefully read this Agreement and knows and understands its contents completely;

             b. it has consulted with its attorneys and is entering into this Agreement of its own free will, act and deed;

             c. in making this Agreement, it has not relied upon any statement or representation made by the persons, firms, organizations or corporations who are hereby released, or by any person or persons representing them, other than as is expressly stated in this Agreement; and

             d. each individual signing for and on behalf of a Borrower has complete and full authority to act upon its behalf and has the authority to bind it and all other persons or entities with any right, title or interest in it.

      3. As used herein:

             a. "Technology Embezzlement" means the embezzlement of funds from Technology by a perpetrator identified by the Borrowers prior to the date hereof and any person acting in concert with such perpetrator.

             b.     "UCC" means the Virginia Uniform Commercial Code.

             c. "UCC Claim" means the claims of any of the Borrowers against the Bank or Bankers Trust (Delaware) under Sections 8.3A-404, 8.3A-405, 8.3A-406, 8.4-401 and 8.4-406 of the UCC with respect to checks paid by the Bank or Bankers Trust (Delaware) and charged against any of Technology's deposit accounts at the Bank or Bankers Trust (Delaware) after February 16, 1998. Such claims in the aggregate shall not exceed the aggregate face amount of the checks that the Borrowers allege were not properly payable from Technology's deposit account(s) at the Bank or Bankers Trust (Delaware) after February 16, 1998, or were negligently paid by the Bank or Bankers Trust (Delaware) after February 16, 1998, plus interest and costs. Such claims shall not include punitive, consequential, incidental, special or other damages of any nature, and shall not include attorneys' fees or expenses of any nature. The parties agree that nothing in this Agreement shall limit the admissibility of checks or other account records for Technology's deposit accounts at the Bank or Bankers Trust (Delaware) created prior to February 16, 1998, at the trial of any UCC Claim, and the parties reserve their respective rights to introduce into evidence checks and other account records for Technology's deposit accounts at the Bank or Bankers Trust (Delaware) created prior to February 16, 1998.

      4. The Borrowers agree that nothing in this Agreement shall be construed as an admission by the Bank of any wrongdoing, liability or breach of contract, and that the Bank reserves all of its rights to contest the UCC Claim, including, without limitation, the right to assert that (a) checks drawn on Technology's account bore authorized signatures, (b) Technology did not exercise reasonable promptness in examining its statements of account in order to discover unauthorized payments, (c) Technology's failure to exercise ordinary care substantially contributed to any loss it suffered, and (d) the Bank's subrogation rights, under section 8.4-407 of the UCC, have been impaired by Technology.

      5. Each Borrower agrees and understands that this Agreement shall be binding on, and inures to the benefit of, the Borrowers and the Bank, their legal representatives, assigns, parents, subsidiaries, successors and all who succeed to their rights.

      6. The Borrowers and the Bank agree that this Agreement is final and incorporates all of the understandings between the parties, and that there are no other agreements, conditions, or understanding between them that are not incorporated into this Agreement.

      7. The Borrower and the Bank agree that this Agreement shall be governed by and construed under the laws of the Commonwealth of Virginia, and agree that the terms of this Agreement are contractual and shall continue in full force and effect after the date of the Agreement.

      8. Any amendment to this Agreement must be in writing, and be endorsed by all parties. This Agreement may be executed in counterparts.

                        [SIGNATURES ON FOLLOWING PAGES]

      WITNESS the following signatures.

                                      BANK:

                                      CRESTAR BANK,
                                       a Virginia banking corporation

                                      By:
                                          ---------------------------
                                          Thomas F. Kelley
                                          Executive Vice President

                                      BORROWERS:

                                      HALIFAX CORPORATION, a Virginia
                                       corporation

                                      By:
                                          ---------------------------
                                          John J. Reis
                                          President and CEO

                                      HALIFAX ENGINEERING, INC.,
                                       a Virginia corporation

                                      By:
                                          ---------------------------
                                          John J. Reis
                                          President and CEO

                                      HALIFAX TECHNICAL SERVICES, INC.,
                                       a Virginia corporation

                                      By:
                                          ---------------------------
                                          John J. Reis
                                          President and CEO

                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                      HALIFAX REALTY, INC.,
                                      a Virginia corporation

                                      By:
                                          ---------------------------
                                          John J. Reis
                                          President and CEO

                                    EXHIBIT F

                                     FORM OF
                                  TERM NOTE ONE

$2,500,000                                                 _______________, 1999
                                                            Alexandria, Virginia

      FOR VALUE RECEIVED, the undersigned, each a Virginia corporation (collectively, the Borrowers and individually, a Borrower) hereby jointly and severally promise to pay to the order of CRESTAR BANK, a Virginia banking corporation (the Lender), at Commercial Loan Services, P.O. Box 26202, Richmond, Virginia 23260-6202, or such other location as the holder hereof may in writing designate, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND AND NO/00 DOLLARS ($2,500,000), in lawful money of the United States of America in immediately available funds, on the dates set forth below, without defense, offset or counterclaim, and to pay interest on the unpaid principal amount hereof, at such office, in like money and funds, for the period commencing on the date of disbursement of Term Loan One until Term Loan One shall be paid in full, at the applicable rate per annum and on the dates provided in the Loan Agreement.

      The principal balance hereof shall be payable in quarterly installments, each in the amount and on the date set forth in the Loan Agreement. If not sooner paid, the unpaid principal balance hereof, and all accrued and unpaid interest thereon, shall be due and payable in full on the Termination Date.

      This Note is Term Note One referred to in the Sixth Amended and Restated Loan and Security Agreement (as amended, modified or supplemented from time to time, the Loan Agreement), dated as of September 1, 1999, between the Borrowers and the Lender, and evidences Term Loan One made by the Lender thereunder. Undefined capitalized terms used in this Note have the respective meanings assigned to them in the Loan Agreement.

      Upon the occurrence and continuation of an Event of Default, the principal hereof and accrued interest hereon may be declared to be, or may become, forthwith due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

      Each Borrower, and every guarantor and endorser hereof, hereby waive presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

      This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without reference to conflict of laws principles.

      IN WITNESS WHEREOF, each Borrower has caused this Note to be executed by its duly authorized representative as of the day and year first above written.

                                   BORROWERS:

                                   HALIFAX CORPORATION,
                                    a Virginia corporation

                                   By:
                                       --------------------------------
                                   Name:
                                         ------------------------------
                                   Title:
                                          -----------------------------

                                   HALIFAX ENGINEERING, INC.,
                                    a Virginia corporation

                                   By:
                                       --------------------------------
                                   Name:
                                         ------------------------------
                                   Title:
                                          -----------------------------

                                   HALIFAX TECHNICAL SERVICES, INC.,
                                    a Virginia corporation

                                   By:
                                       --------------------------------
                                   Name:
                                         ------------------------------
                                   Title:
                                          -----------------------------

                                   HALIFAX REALTY, INC.,
                                    a Virginia corporation

                                   By:
                                       --------------------------------
                                   Name:
                                         ------------------------------
                                   Title:
                                          -----------------------------

                                    EXHIBIT G

                                     FORM OF
                                  TERM NOTE TWO

$1,000,000                                                ________________, 1999
                                                            Alexandria, Virginia

      FOR VALUE RECEIVED, the undersigned, each a Virginia corporation (collectively, the Borrowers and individually, a Borrower) hereby jointly and severally promise to pay to the order of CRESTAR BANK, a Virginia banking corporation (the Lender), at Commercial Loan Services, P.O. Box 26202, Richmond, Virginia 23260-6202, or such other location as the holder hereof may in writing designate, the principal sum of ONE MILLION AND NO/00 DOLLARS ($1,000,000), in lawful money of the United States of America in immediately available funds, on the dates set forth below, without defense, offset or counterclaim, and to pay interest on the unpaid principal amount hereof, at such office, in like money and funds, for the period commencing on the date of disbursement of Term Loan Two until Term Loan Two shall be paid in full, at the applicable rate per annum and on the dates provided in the Loan Agreement.

      The principal balance hereof shall be payable in the respective amounts and on the respective dates set forth in the Loan Agreement. If not sooner paid, the unpaid principal balance hereof, and all accrued and unpaid interest thereon, shall be due and payable in full on the Termination Date.

      This Note is Term Note Two referred to in the Sixth Amended and Restated Loan and Security Agreement (as amended, modified or supplemented from time to time, the Loan Agreement), dated as of September 1, 1999, between the Borrowers and the Lender, and evidences Term Loan Two made by the Lender thereunder. Undefined capitalized terms used in this Note have the respective meanings assigned to them in the Loan Agreement.

      Upon the occurrence and continuation of an Event of Default, the principal hereof and accrued interest hereon may be declared to be, or may become, forthwith due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

      Each Borrower, and every guarantor and endorser hereof, hereby waive presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

      This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without reference to conflict of laws principles.

      IN WITNESS WHEREOF, each Borrower has caused this Note to be executed by its duly authorized representative as of the day and year first above written.

                                   BORROWERS:

                                   HALIFAX CORPORATION,
                                    a Virginia corporation

                                   By:
                                       --------------------------------
                                   Name:
                                         ------------------------------
                                   Title:
                                          -----------------------------

                                   HALIFAX ENGINEERING, INC.,
                                    a Virginia corporation

                                   By:
                                       --------------------------------
                                   Name:
                                         ------------------------------
                                   Title:
                                          -----------------------------

                                   HALIFAX TECHNICAL SERVICES, INC.,
                                    a Virginia corporation

                                   By:
                                       --------------------------------
                                   Name:
                                         ------------------------------
                                   Title:
                                          -----------------------------

                                   HALIFAX REALTY, INC.,
                                    a Virginia corporation

                                   By:
                                       --------------------------------
                                   Name:
                                         ------------------------------
                                   Title:
                                          -----------------------------



                                       G-2